Exhibit 2

===============================================================================


                            ASSET PURCHASE AGREEMENT


                                    between


                  NAVISTAR INTERNATIONAL TRANSPORTATION CORP.


                                      and


                     RYMAC MORTGAGE INVESTMENT CORPORATION

                                ----------------

                        Dated as of September 12, 1996

                                ----------------


===============================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Purchase and Sale of Assets; Assumption of Liabilities...................................................1
         (a)      Certain Definitions.............................................................................1
         (b)      Purchase and Sale of Assets.....................................................................3
         (c)      Excluded Assets.................................................................................4
         (d)      Assumed Liabilities.............................................................................5
         (e)      Excluded Liabilities............................................................................6
         (f)      Purchase Price..................................................................................7
         (g)      Purchase Price Adjustment.......................................................................7
         (h)      Allocation of Purchase Price...................................................................12

2.       Closing.................................................................................................13

3.       Conditions to Closing...................................................................................14
         (a)      Buyer's Obligation.............................................................................14
         (b)      Seller's Obligation............................................................................16

4.       Representations and Warranties of Seller................................................................19
         (a)      Authority......................................................................................19
         (b)      No Conflicts...................................................................................19
         (c)      Title to Tangible Assets Other than Real Property Interests....................................20
         (d)      Title to Real Property.........................................................................20
         (e)      Intellectual Property..........................................................................20
         (f)      Contracts......................................................................................21
         (g)      Litigation; Decrees............................................................................22
         (h)      Financial Statements...........................................................................22
         (i)      Compliance with Applicable Laws................................................................22
         (j)      Asset Sufficiency..............................................................................23
         (k)      Seller's Employee Benefit Plans................................................................23
         (l)      Condition of Assets............................................................................23
         (m)      Absence of Undisclosed Liabilities.............................................................23

5.       Covenants of Seller.....................................................................................24
         (a)      Access.........................................................................................24
         (b)      Ordinary Conduct...............................................................................24

6.       Representations and Warranties of Buyer.................................................................25
         (a)      Authority; No Conflicts........................................................................25
         (b)      Capital Stock..................................................................................26
         (c)      Subsidiaries; Investments......................................................................26

                                                                                                               Page
                                                                                                               ----
         (d)      Financial Statements...........................................................................26
         (e)      Absence of Undisclosed Liabilities.............................................................27
         (f)      Absence of Certain Developments................................................................27
         (g)      Assets.........................................................................................28
         (h)      Contracts......................................................................................28
         (i)      Intellectual Property..........................................................................28
         (j)      Reports with the Securities and Exchange Commission............................................28
         (k)      Tax Matters....................................................................................29
         (l)      Buyer's Employee Benefit Plans.................................................................30
         (m)      Litigation; Decrees............................................................................31
         (n)      Compliance with Applicable Laws................................................................31
         (o)      Guidelines or Policies.........................................................................31

7.       Covenants of Buyer......................................................................................32
         (a)      Confidentiality................................................................................32
         (b)      No Additional Representations..................................................................33
         (c)      Board of Directors; Officers...................................................................33
         (d)      Certain Other Actions..........................................................................33
         (e)      New IAM Agreement..............................................................................33

8.       Additional Covenants....................................................................................33
         (a)      Proxy Statement/Prospectus; Registration Statement.............................................33
         (b)      Consents.......................................................................................34
         (c)      Cooperation....................................................................................34
         (d)      Notification...................................................................................34
         (e)      Publicity......................................................................................35
         (f)      Governmental Approvals.........................................................................35
         (g)      Sales and Transfer Taxes, etc..................................................................35
         (h)      Supply Agreement...............................................................................35
         (i)      Registration Rights Agreements.................................................................35
         (j)      Transition Services Agreement..................................................................36
         (k)      Employees......................................................................................36
         (l)      IAM Agreement..................................................................................36
         (m)      Employee Benefit Plans for Non-Represented Employees...........................................38
         (n)      Miscellaneous Employee Benefit Matters.........................................................41
         (o)      By-Laws of Buyer...............................................................................42
         (p)      No Authority To Bind...........................................................................42
         (q)      Records........................................................................................42
         (r)      Initial Board of Directors; Vacancies of Board.................................................42

                                                                                                               Page
                                                                                                               ----
         (s)      Ordinary Conduct of Buyer......................................................................43

9.       Further Assurances......................................................................................44

10.      Indemnification.........................................................................................44
         (a)      Indemnification by Seller......................................................................44
         (b)      Indemnification by Buyer.......................................................................44
         (c)      Exclusive Remedy...............................................................................45
         (d)      Losses Net of Insurance and Tax Benefit........................................................46
         (e)      Termination of Indemnification.................................................................46
         (f)      Procedures Relating to Indemnification.........................................................46
         (g)      Offset.........................................................................................47

11.      Assignment..............................................................................................47

12.      No Third-Party Beneficiaries............................................................................48

13.      Termination.............................................................................................48

14.      Survival of Representations.............................................................................49

15.      Expenses................................................................................................49

16.      Amendment and Waiver....................................................................................49

17.      Notices.................................................................................................50

18.      Interpretation..........................................................................................51

19.      No Strict Construction..................................................................................51

20.      Counterparts............................................................................................51

21.      Entire Agreement........................................................................................51

22.      Brokerage...............................................................................................51

23.      Disclaimer Regarding Estimates and Projections..........................................................52


                                                                                                               Page
                                                                                                               ----
24.      Schedules...............................................................................................52

25.      Reserved. ..............................................................................................52

26.      Severability............................................................................................52

27.      Bulk Transfer Laws......................................................................................52

28.      Governing Law...........................................................................................53

29.      Exhibits and Schedules..................................................................................53

30.      Dispute Resolution......................................................................................53
         (a)      Negotiation....................................................................................53
         (b)      Arbitration....................................................................................53

                             EXHIBITS AND SCHEDULES

Exhibit A                  Buyer Note
Exhibit B                  Special Warranty Deed
Exhibit C                  Supply Agreement
Exhibit D                  Registration Rights Agreement
Exhibit E                  Transition Services Agreement

Schedule 1(b)(ii)          Equipment
Schedule 1(b)(iii)         Computer Software
Schedule 1(b)(iv)          Contracts
Schedule 1(b)(vii)         Real Property
Schedule 1(g)(vi)          Categories and Methodology
Schedule 1(h)              Allocation of Purchase Price
Schedule 3(a)(iv)          Company and Third Party Approvals
Schedule 3(a)(v)           Governmental Approvals
Schedule 3(b)(xv)          Disclosed Liabilities
Schedule 4(c)              Liens
Schedule 4(d)              Existing Leases, Liens and Possession or Occupancy Agreements
Schedule 4(e)              Intellectual Property
Schedule 4(f)              Disclosure with respect to non-binding Contracts
Schedule 4(g)              Litigation
Schedule 4(h)              Financial Statements
Schedule 4(i)              Compliance with Laws
Schedule 4(j)              Asset Sufficiency
Schedule 4(k)              Seller Plans
Schedule 4(m)              Undisclosed Liabilities
Schedule 5(b)              Non-Ordinary Conduct
Schedule 6(b)(i)           Certain Stock
Schedule 6(b)(ii)          Articles and By-Laws
Schedule 6(b)(iii)         Recourse Against Buyer
Schedule 6(b)(iv)          Stockholder Agreements
Schedule 6(c)              Subsidiaries; Investments
Schedule 6(d)              Buyer Financial Schedules
Schedule 6(h)(i)           Buyer Contracts
Schedule 6(h)(ii)          Non-terminable Contracts without penalty or premium
Schedule 6(h)(iii)         Contracts in breach or default
Schedule 6(k)(i)           Tax Matters
Schedule 6(k)(ii)          NOL's
Schedule 6(k)(iii)         Territories Buyer Required to File Tax Returns
Schedule 6(m)              Buyer Litigation
Schedule 6(n)              Compliance with Laws
Schedule 6(o)              Guidelines or Policies

Schedule 8(k)              Hired Employees of Seller
Schedule 30                Representatives of Buyer

                             INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
1997 Excess EBIT.................................................................................................11
1998 Excess EBIT.................................................................................................11
49 Percentage Point Increase.....................................................................................10
Adjustment Based on Closing Date Ownership........................................................................9
Affiliated Group..................................................................................................1
Agreement.........................................................................................................1
Ancillary Agreements.............................................................................................15
Assets............................................................................................................3
Assumed Liabilities...............................................................................................5
Assumption Agreement.............................................................................................13
Benefitted Party.................................................................................................46
Bill of Sale.....................................................................................................13
Buyer.............................................................................................................1
Buyer Contracts..................................................................................................25
Buyer Directors..................................................................................................42
Buyer Financial Schedules........................................................................................26
Buyer Note........................................................................................................7
Buyer Resolutions ...............................................................................................13
Claim............................................................................................................46
Closing..........................................................................................................13
Closing Date.....................................................................................................13
Closing Date Balance Sheet........................................................................................8
Closing Date Ownership Determination.............................................................................10
Code.............................................................................................................13
Common Stock......................................................................................................7
Common Technical Information......................................................................................3
Company and Third-Party Approvals................................................................................15
Confidentiality Agreement........................................................................................32
Contracts.........................................................................................................3
Defined Benefit Plan.............................................................................................31
Definitive Proxy Statement/Prospectus............................................................................33
Delivered Shares..................................................................................................9
EBIT.............................................................................................................11
EBIT Certificate.................................................................................................11
Employee Benefit Plan............................................................................................23
Employee Pension Benefit Plan....................................................................................23
Employee Welfare Benefit Plan....................................................................................23
Environmental Report.............................................................................................16
Equipment.........................................................................................................3

                                                                                                               Page
                                                                                                               ----
ERISA............................................................................................................23
Excess Shares.....................................................................................................9
Excluded Assets...................................................................................................4
Excluded Liabilities..............................................................................................6
Financial Statements.............................................................................................22
Five Percent Shareholder.........................................................................................10
Forecasted EBIT..................................................................................................11
Governmental Approvals...........................................................................................15
Hired Employees..................................................................................................36
HSR Act..........................................................................................................15
IAM...............................................................................................................1
IAM Agreement.....................................................................................................1
IPP..............................................................................................................40
Incidents........................................................................................................39
Indemnified party ...............................................................................................46
Independent Director.............................................................................................42
Information Memorandum...........................................................................................32
Institute........................................................................................................33
Intellectual Property.............................................................................................1
Inventory.........................................................................................................1
Knowledge.........................................................................................................2
Latest Balance Sheet.............................................................................................27
Liens............................................................................................................20
Loss..............................................................................................................2
New Hire Plans...................................................................................................38
New Hires........................................................................................................38
Net Tangible Assets...............................................................................................8
NOL..............................................................................................................30
Nontransferable Contracts........................................................................................34
Notice of Closing Date Ownership Determination...................................................................10
Outside Notice Date..............................................................................................10
PBGC.............................................................................................................31
Permitted Liens..................................................................................................20
Person............................................................................................................2
Plant.............................................................................................................2
Plastics Business ................................................................................................2
Plastics Business Intellectual Property Rights....................................................................3
Products..........................................................................................................2
Proportionate Share..............................................................................................45

                                                                                                               Page
                                                                                                               ----
Proxy Statement/Prospectus.......................................................................................33
Public Group.....................................................................................................10
Purchase Price....................................................................................................7
Real Property.....................................................................................................4
Records..........................................................................................................42
Registration Rights Agreement....................................................................................35
REIT.............................................................................................................30
Representatives..................................................................................................53
Responsible Party ...............................................................................................47
Seller............................................................................................................1
Seller Directors.................................................................................................42
Seller Entities...................................................................................................3
Seller Information...............................................................................................32
Seller Plan......................................................................................................23
Seller Plans.....................................................................................................23
Seller Resolutions...............................................................................................13
SEP..............................................................................................................30
Stock............................................................................................................10
Supply Agreement.................................................................................................35
Survey...........................................................................................................15
Tangible Assets..................................................................................................20
Tax...............................................................................................................2
Tax Returns.......................................................................................................3
Transition Services Agreement....................................................................................35
Triggering Event..................................................................................................9
Union.............................................................................................................1

                  This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 12, 1996, by and between NAVISTAR INTERNATIONAL TRANSPORTATION
CORP., a Delaware corporation ("Seller"), and RYMAC MORTGAGE INVESTMENT CORPORATION, a Maryland corporation ("Buyer");

                              W I T N E S S E T H:

                  WHEREAS, Seller desires to sell or cause to be sold to Buyer all of the Assets, and Buyer desires to purchase such Assets and to assume all of the Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.       Purchase and Sale of Assets; Assumption of Liabilities.

                  (a) Certain Definitions. As used in this Agreement (including the Schedules and Exhibits hereto), the following definitions shall apply:

                    (i) "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

                   (ii) "IAM Agreement" means the August 1, 1995 collective bargaining agreement between Seller and the International Association of Machinists and Aerospace Workers ("IAM"), its district No. 28, region 2, lodge number 1471 ("Union").

                  (iii) "Intellectual Property" means all (A) patents, patent applications, patent disclosures and inventions,
         (B) trademarks, service marks, trade dress, trade names, logos and legal names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
         (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof,
         (E) computer software, data, data bases and documentation thereof,
         (F) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (G) other intellectual property rights and (H) copies and tangible embodiments thereof (in whatever form or medium).

                   (iv) "Inventory" means, as of any date, all inventories of raw materials, packaging materials, work-in-process, and finished Products that are held or used in connection with the conduct of the Plastics Business as of such date, but expressly excluding (A) all inventories of raw materials, packaging materials and work-in-process not held or used primarily in connection with the conduct of the Plastics Business and (B) all finished Products that have been sold to, or otherwise incorporated into other products of, Seller or its affiliates or any third party customer.

                    (v) The term "knowledge," when used in the phrase "to the knowledge of Buyer," shall mean, and shall be limited to, the actual knowledge of the following individual after reasonable inquiry:
         Richard Conte. The term "knowledge," when used in the phrase "to the knowledge of Seller," shall mean, and shall be limited to, the actual knowledge of the following individuals after reasonable inquiry:
         Thomas M. Hough and for purposes of Section 4(l) only, Thomas E.
         Rigsby.

                   (vi) "Loss" means, with respect to any Person, any damage, injury, liability, demand, claim, action, cause of action, cost, deficiency, Tax, penalty, fine or other loss, payment or expense, whether or not arising out of a claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any government entity) against or affecting such Person, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 10(f) through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Section 10.

                  (vii) "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, or any other entity described in Treasury Regulations Section 1.382-3(a)(1)(i).

                 (viii) "Plastics Business" means the business currently conducted by Seller at Seller's facility at 800 Manor Park Drive, Columbus, Ohio (the "Plant") primarily relating to the manufacture, marketing and sale of the Products.

                   (ix) "Products" means any fiberglass and plastic component parts produced by the Plastics Business at the Plant, but expressly excluding all other products manufactured, processed, marketed or sold by any of Seller or its affiliates (including fiberglass and component parts not produced by the Plastics Business at the Plant).

                    (x) "Tax" means, with respect to any Person any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of such

         Person for the payment of any amounts of the type described in clause
         (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of such Person for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.


                   (xi) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  (b) Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, at the Closing Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from Seller all of Seller's rights, title and interest in the following assets relating exclusively to the Plastics Business (collectively, the "Assets"):

                    (i) all cash and cash equivalents and accounts and notes receivable of Seller and its affiliates (collectively, the "Seller Entities") reflected on the Closing Date Balance Sheet, other than intercompany accounts and notes receivable, and all Inventory in existence as of the Closing;

                   (ii) all machinery, equipment, vehicles, furniture and fixtures (and all spare parts inventory relating exclusively to any of the foregoing) and other tangible assets (except any items excluded pursuant to Section 1(c)) (A) located on the Real Property at the Plant and relating primarily to the Plastics Business, or (B) listed or described on Schedule 1(b)(ii) (collectively, the "Equipment");

                  (iii) the computer software, data, databases and documentation listed or described on Schedule 1(b)(iii) attached hereto;

                   (iv) all contracts, agreements, licenses, mortgages, leases (for both real and personal property), and other agreements or arrangements, whether oral or written, (A) that are listed or described on Schedule 1(b)(iv) attached hereto and (B) if not so listed or described, that relate exclusively to the Plastics Business and are in existence as of the Closing, including all commitments and orders for the purchase and sale of goods and equipment and services (including advertising, maintenance and other incidental services) relating exclusively to the Plastics Business (collectively, the "Contracts");

                    (v) all Intellectual Property (other than (x) computer software, data, databases and documentation and (y) other items set forth on Schedule 4(j)) relating exclusively to the Products or the current manufacture of the Products (the "Plastics Business Intellectual

         Property Rights"); provided, however, that it is recognized by Buyer and Seller that certain Plastics Business Intellectual Property Rights including, without limitation, engineering drawings, specifications, test results and analyses, engineering standards, material specifications, computer software and manufacturing methods ("Common Technical Information"), is and has been also used by Seller in the conduct of its other businesses. Buyer expressly agrees that, notwithstanding anything contained in this Agreement to the contrary, Seller has the absolute right to also use such Common Technical Information in its other businesses and to sell, pledge, or otherwise dispose of any of such Common Technical Information to any third party. Buyer agrees to exercise reasonable efforts to maintain such Common Technical Information in confidence except to the extent that such information would be disclosed to the public in the ordinary course of the Plastics Business.


                   (vi) subject to Section 8(q), all existing customer and vendor lists, price lists and other business and operational records pertaining to the conduct of the Plastics Business, including records relating to its third party customers and suppliers;

                  (vii) all right, title and interest in the real property listed or described on Schedule 1(b)(vii) attached hereto (collectively, the "Real Property"), together with all buildings, fixtures and improvements located thereon;

                 (viii) to the extent transferable, any permits or licenses issued by any governmental agency that are used exclusively in the Plastics Business;

                   (ix) all prepayments by Seller relating to the operations of the Plastics Business to the extent reflected on the Closing Date Balance Sheet; and

                    (x) all other intangible personal property of whatever kind or character, whether evidenced in writing or not, including current choices in action, claims, causes of action (whether fixed or contingent), and goodwill, owned by Seller and relating exclusively to the Products and the Plastics Business, but expressly excluding all such intangible personal property relating to Excluded Assets or Excluded Liabilities.

                  SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY MADE IN SECTION 4 WHICH SHALL EXPIRE AT THE CLOSING , INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE ASSETS AND INCLUDING ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE PHYSICAL OR STRUCTURAL CONDITION OF THE REAL PROPERTY, THE REAL PROPERTY'S COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT, OR WITH RESPECT TO THE EXISTENCE OR ABSENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTES OR STORAGE TANKS IN, ON, UNDER OR AFFECTING THE REAL PROPERTY, AND IT IS UNDERSTOOD THAT, EXCEPT FOR THE EXPRESS

REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 4 WHICH SHALL EXPIRE AT THE CLOSING, BUYER TAKES THE ASSETS ON AN "AS IS" AND "WHERE IS" BASIS.

                  (c) Excluded Assets. The Assets shall not include any assets other than the assets listed or described in Section 1(b), and, without limiting the generality of the foregoing, shall expressly exclude the following (collectively, the "Excluded Assets"):

                    (i)    all securities and investments of the Seller
         Entities;

                   (ii) all insurance policies and claims thereunder of the Seller Entities, claims for and rights to receive tax refunds, all tax returns relating to the Plastics Business and any notes, worksheets, files or documents relating thereto, and any legal files or other documents covered by an evidentiary privilege that are not primarily related to the Assumed Liabilities;

                  (iii) all books, documents, records and files of the Seller Entities, except as otherwise described in Section 1(b)(vi);

                   (iv) all of Seller's rights under or pursuant to this Agreement and the other agreements between Buyer and Seller contemplated hereby;

                    (v) all minute books and stockholder and stock transfer records and similar corporate records of the Seller Entities;

                   (vi) all Intellectual Property of the Seller Entities (except as otherwise listed or described in Sections 1(b)(iii) and 1(b)(v));

                  (vii)    all assets of the Seller Plans;

                 (viii) all leaseholds and fee simple real property and improvements thereon of the Seller Entities (except for the assets listed or described in Sections 1(b)(iv) and 1(b)(vii)); and

                   (ix)    all other assets which are listed or described on
         Schedule 4(j).

                  (d) Assumed Liabilities. Buyer shall assume on the Closing Date and shall pay, perform and discharge when due the following obligations and liabilities relating to the Plastics Business, the Products or the Assets absolute or contingent, whether or not accrued, and whether arising before, on or after the Closing Date which are (collectively, together with all other liabilities assumed by Buyer pursuant to Sections 8 (l), (m) and (n) of this Agreement and the Schedules hereto, the "Assumed Liabilities"):

                    (i) all obligations and liabilities of Seller under the Contracts (other than, except for liabilities for which reserves have been specifically established on the Closing Date Balance Sheet (but only up to the amount of such reserves), liabilities with respect to claims relating to breaches or alleged breaches of Contracts by Seller arising prior to the Closing Date);

                   (ii) except as specifically provided in the Supply Agreement, all obligations and liabilities of Seller for claims, actions, suits or other legal or administrative proceedings made by any Person from and after the Closing Date in respect of any and all Products (including Inventory) manufactured, formulated, marketed, sold or distributed at any time prior to, on or after the Closing Date (including all obligations and liabilities in connection with the manufacture, formulation, marketing, sale or distribution thereof) in connection with the Plastics Business, including all product liability and infringement claims, all obligations and liabilities arising out of or relating to the activities and operations of third-party contract manufacturers, and all obligations and liabilities for refunds, adjustments, exchanges, returns and warranty, merchantability and other claims, actions or demands;

                  (iii) all obligations and liabilities of Seller reflected on the Closing Date Balance Sheet (including all obligations and liabilities for matters reflected in the notes thereto);

                   (iv) all other obligations and liabilities relating to the Products, the Plastics Business or the Assets arising out of acts or omissions of the Buyer occurring from and after the Closing Date or based primarily upon an event occurring or claim arising after the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract).

                  Buyer's obligations under this Section 1(d) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any agreement or document delivered in connection herewith or any right or alleged right to indemnification hereunder.

                  (e) Excluded Liabilities. Except as specifically provided in this Agreement and the Schedules hereto, Buyer shall not assume any obligations or liabilities of Seller (the obligations and liabilities of Seller not specifically assumed by Buyer being referred to collectively herein as the "Excluded Liabilities"). Notwithstanding anything in this Agreement to the contrary and without limiting the generality of the foregoing, Buyer shall not assume or be liable for any of the following obligations or liabilities:

                    (i) any other obligation or liability of Seller under this Agreement and the other agreements with Buyer contemplated hereby;

                   (ii) except as otherwise provided in Sections 3(a), 8(f), 8(g) and 15 of this Agreement or in the Ancillary Agreements (including the Related Documents, as defined in the Buyer Note), any obligation or liability of Seller for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the other agreements contemplated hereby or the consummation (or preparation for the consummation) of the transactions contemplated hereby and thereby, including attorneys' and accountants' fees;


                  (iii) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any obligation or liability of Seller relating to the Plastics Business with respect to federal, state, local or foreign income Taxes and any liabilities for interest, penalties or additions to any of such income Taxes (except income Taxes and related liabilities with respect to the Plastics Business relating to periods from and after the Closing Date and other income Taxes and related liabilities specifically allocated to, prorated to or assumed by Buyer under this Agreement);

                   (iv) except for those expressly accrued for and reflected on the Closing Date Balance Sheet or as otherwise provided in
         Section 8, any obligation or liability of Seller with respect to the Seller Plans;

                    (v) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any claim, suit, action or other legal or administrative proceeding based primarily upon an event occurring or a claim arising (x) on or prior to the Closing Date and regardless of whether or not such claim, suit, action or other proceeding is disclosed on Schedule 4(i) or (y) after the Closing Date but solely in the case of (and to the extent that) such claim, suit, action or other proceeding relates primarily to or arises primarily out of acts or omissions of the Seller Entities occurring prior to the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract) other than, in each case as contemplated by Sections 1(d) (i) or (ii) above; and

                   (vi) any other obligation or liability with respect to or arising out of any Products, the Assets or the conduct of the Plastics Business prior to the Closing Date that are not Assumed Liabilities.

                  (f) Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be:

                    (i)    $25,504,000 subject to adjustment as provided in
         Section 1(g), payable to Seller at the Closing by delivery of a secured promissory note (the "Buyer Note") in the form of Exhibit A attached hereto (with such changes thereto and to the related documentation as may be reasonably requested by the parties providing the financing to the Buyer under the Credit Agreement (as defined in the Buyer Note) and which are acceptable to Seller in its sole discretion); provided that Buyer shall reduce the principal amount of the Buyer Note by delivering to Seller at Closing by wire transfer of immediately available funds an amount equal to such reduction pursuant to financing arrangements that, in the opinion of Buyer and

         Seller, would not reasonably be expected to have a material adverse effect on the ability of Buyer to secure loans for working capital and project finance use after the Closing; and


                   (ii) 4,264,000 shares of Buyer's Common Stock, par value $.01 per share (the "Common Stock") representing approximately 45% of the total number of shares of the Common Stock issued and outstanding on a fully diluted basis after giving effect to the transactions contemplated hereby and the payment of any fees contemplated by
         Section 22.


                  (g)      Purchase Price Adjustment.

                  (i) If Net Tangible Assets as of the Closing Date exceeds Net Tangible Assets as of January 31, 1996, the amount of such excess shall be paid to Seller, at Seller's option by (A) the issuance by Buyer to Seller of additional shares of the Common Stock (valued, for purposes of this adjustment only, at $2.50 per share) by delivery of certificates representing such shares of the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto, provided that the aggregate amount of shares of the Common Stock issued to Seller by Buyer pursuant to this Section 1(g)(i), together with the shares of the Common Stock referred to in
         Section 1(f)(ii) that are to be issued to Seller by Buyer at the Closing, may, subject to Section 1(g)(iii), not exceed 45% of the total number of shares of the Common Stock issued and outstanding on a fully diluted basis after giving effect to the transactions contemplated hereby and the payment of any fees contemplated by
         Section 22, (B) an increase in the principal amount of the Buyer Note delivered at the Closing by delivery of an amended Buyer Note increased in principal amount by the amount of such increase, in exchange for the Buyer Note delivered at Closing which amended Buyer Note shall be identical to the Buyer Note delivered at Closing except for the principal amount of such Buyer Note, or (C) a combination of any or all of the options described in clauses (A) or (B) above. If Net Tangible Assets on January 31, 1996 exceeds Net Tangible Assets as of the Closing Date, the principal amount of the Buyer Note delivered at the Closing shall be decreased by the amount of such excess by delivery of an amended Buyer Note reduced in principal by the amount of such decrease, in exchange for the Buyer Note delivered at Closing which amended Buyer Note shall be identical to the Buyer Note delivered at Closing except for the principal amount of such Buyer Note. For purposes hereof "Net Tangible Assets" means, as of the Closing Date, the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on the Closing Date Balance Sheet, and as of January 31, 1996 means the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on Seller's books of the Plastics Business on such date. Net Tangible Assets as of January 31, 1996 is $25,969,000.

                  (ii) The adjustment described in Section 1(g)(i) shall be effected no later than seven business days after preparation and final determination, pursuant to this Section 1(g)(ii), of the Closing Date Balance Sheet. Within 45 days after the Closing Date, Seller shall prepare and deliver to Buyer based upon the books and records of the Plastics Business and consistent with past practices, a balance sheet of the Plastics Business (including footnotes thereto) (the "Closing Date Balance Sheet"), as of the Closing Date. Buyer and its authorized representatives shall be entitled to review the Closing Date Balance Sheet and the books, records and work papers of the Seller used to prepare such Closing Date Balance Sheet. If Buyer disagrees with any item on the face of the Closing Date Balance Sheet, Buyer shall notify Seller in writing of such disagreement (stating the reasons therefor) within 30 days after Buyer's receipt of the Closing Date Balance Sheet from Seller, and Buyer and Seller shall attempt to resolve such disagreement. If Buyer does not provide such notice within such 30 days, the Closing Date Balance Sheet shall be deemed to be the initial balance sheet submitted by Seller under this Section 1(g)(ii) for all purposes of this Agreement, and Net Tangible Assets as of the Closing Date shall be the amount reflected on the Closing Date Balance Sheet. If Buyer and Seller are unable to resolve any disagreement (with respect to which timely notice of such disagreement has been provided) within 15 days after Seller receives such notice of disagreement, Buyer and Seller shall submit the disagreement to a national independent public accounting firm acceptable to Buyer and Seller. If Buyer and Seller are unable to agree upon the selection of such firm within 20 days after Seller receives the above notice of disagreement, an accounting firm of national reputation will be selected within five days thereafter by lot after eliminating (A) Deloitte & Touche LLP (Seller's independent accountants), (B) Ernst & Young LLP (Buyer's independent accountants) and (C) one additional accounting firm for each of Buyer and Seller, should either Buyer or Seller or both, find such accounting firm(s) to be objectionable.
         Buyer and Seller shall cause the accounting firm so selected, within 15 days after its selection, to resolve such disagreement, which resolution shall be binding on the parties, and the Closing Date Balance Sheet shall be so finally adjusted in accordance with such resolution for all purposes of this Agreement. The fees and expenses of such accounting firm shall be paid 100% by Buyer unless Net Tangible Assets as determined pursuant to this Section 1(g)(ii) is not within 20% of the Net Tangible Assets reflected on the initial balance sheet submitted by Seller under this Section 1(g)(ii), in which case, the fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.


                  (iii) In the event that at any time within 3 years prior to the Closing any Person(s) or Public Group(s) was (were) or became Five Percent Shareholder(s) of Buyer and the effect of such Five Percent Shareholder(s) together with the issuance of shares of Buyer's Common Stock to Seller pursuant to Section 1(f) (ii) and Section 1(g)(i) would be to cause a 49 Percentage Point Increase (such event being herein a "Triggering Event"), then the Purchase Price as determined under clauses (i) and (ii) of Section 1(f) (as adjusted pursuant to Section 1(g)(i) and (vi)) shall be adjusted, effective as of the Closing, as follows (the "Adjustment Based on Closing Date Ownership"):

                  (A) the $25,504,000 payment under Section 1(f)(i) (as adjusted pursuant to Section 1(g)(i)) shall be increased by an amount equal to the sum of (x) to the extent that Seller's ownership of Common Stock of Buyer effective as of the

                           Closing, would, on account of the operation of this
                           Section 1(g)(iii) be reduced below 40% of the total shares of Common Stock of Buyer issued and outstanding as of the effective time of Closing, the product derived by multiplying $7.50 times the total number of Excess Shares (as defined in subparagraph
                           (B) below) that, if retained by Seller, would cause Seller's ownership of Common Stock of Buyer effective as of the Closing, to equal 40% of the total shares of Common Stock of Buyer issued and outstanding as of the effective time of Closing plus
                           (y) the product derived by multiplying the total number of all remaining Excess Shares times $5.00, and

                  (B) the number of shares of Buyer's Common Stock deliverable to Seller under Section 1(f)(ii) and
                           Section 1(g)(i) (collectively the "Delivered
                           Shares") shall be reduced reducing first shares deliverable under Section 1(f)(ii) and then shares deliverable under Section 1(g)(i) by such number of shares (the "Excess Shares") such that the number of shares then deliverable under such Sections when taken together with ownership changes of all Five Percent Shareholder(s) of Buyer within the 3 year period prior to Closing would be one share short of causing a 49 Percentage Point Increase.

 All Excess Shares shall be void ab initio, with the effect that the Excess Shares shall be treated as never having been issued. Seller shall immediately return to Buyer all certificates evidencing Excess Shares, together with all dividends and distributions at any time received by Seller with respect to Excess Shares.

         (iv)     For purposes of this Agreement:

                  "Five Percent Shareholder" shall mean any Person or Public Group whose ownership in Buyer would cause such Person or Public Group to be a "5-percent shareholder" of Buyer within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii);

                  "49 Percentage Point Increase" shall mean an increase of 49 percentage points or more of the Stock of Buyer owned by Five Percent Shareholders over the lowest percentage of Stock owned by such 5-percent shareholders at any time during the three-year period preceding the Closing, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the Closing Date were a "testing date."

                  "Public Group" shall have the meaning set forth in Treasury Regulations Section 1.382-2T(f)(13).

                  "Stock" shall mean all classes of stock of Buyer, all options (as defined in Treasury Regulations Section 1.382-4(d)(g)) to acquire stock of Buyer that must be treated as exercised pursuant to Treasury Regulation Section 1.382-4(d)(2) and all other interests that would be treated as stock in Buyer pursuant to Treasury Regulations Section 1.382-2T(f)(18)(iii).


         (v) From and after the date of this Agreement, Buyer, as soon as it becomes aware of any facts or circumstances which may bear upon the existence of a Five Percent Shareholder and/or 49 Percentage Point Increase (including knowledge of any report on Schedule 13D or 13G filed under the Securities Exchange Act of 1934, as amended, with respect to Buyer), shall promptly inform Seller thereof in writing. Seller's determination at any time as to the existence of a Five Percent Shareholder and/or 49 Percent Point Increase, the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership, based on the facts and circumstances known to it at such time, shall be binding on the parties, subject to Section 30, and Seller's right from time to time to revise its determination based on the discovery of new facts and circumstances (such determination by Seller, as from time to time revised by Seller, is herein the "Closing Date Ownership Determination"). Seller shall promptly notify Buyer in writing of any Closing Date Ownership Determination, which notice shall set forth, in reasonable detail, Seller's basis for determining the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership (herein a "Notice of Closing Date Ownership Determination"). In the event that a Triggering Event is determined to exist pursuant to a Notice of Closing Date Ownership Determination (regardless of whether such Notice is given before or after Closing and whether one or more other Notices of Closing Date Ownership Determination have previously been given), the Adjustment Based on Closing Date Ownership in respect of such Triggering Event shall be effective as of the Closing based on the ownership of Stock as of the time of Closing as determined pursuant to such Notice. Notwithstanding anything herein to the contrary, no further Notice of Closing Date Ownership Determination shall be given by Seller after March 31, 1997 ("Outside Notice Date"), so that the Closing Date Ownership Determination as in existence on the Outside Notice Date and the Adjustment Based on Closing Date Ownership pursuant to such Determination shall be final and binding on the parties. Prior to the Outside Notice Date, neither Seller nor any transferee of the Delivered Shares shall transfer any of the Delivered Shares other than to persons who agree to take the Delivered Shares subject to the provisions of Sections 1(g)(iii), (iv) and
(v) (for which purpose, Excess Shares at any time shall first be reduced from any remaining Delivered Shares then held by Seller and/or its affiliates, and thereafter shall be reduced from any Delivered Shares then held by transferees on a pro rata basis). The certificates evidencing the Delivered Shares shall bear a legend reflecting that the Delivered Shares are subject to the restrictions set forth in Sections 1(g)(iii), (iv) and (v) of this Agreement; provided that such legend shall be removed at any time after the Outside Notice Date upon request by any holder of the Delivered Shares. The provisions of Sections 1(g)(iii), (iv) and (v) shall not be construed to limit Seller's right not to consummate the transactions contemplated by this Agreement if the condition set forth in Section 3(b)(xviii) has not been satisfied.

         (vi) If Buyer's earnings before interest and taxes ("EBIT") for Buyer's fiscal year ended December 31, 1997 exceed $6,512,000 ("Forecasted EBIT"), an amount equal to the product of (x) the excess amount ("1997 Excess EBIT") multiplied by (y) 5.55 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. If Buyer's EBIT for Buyer's fiscal year ended December 31, 1998 exceeds Forecasted EBIT, an amount equal to the product of (x) the excess amount ("1998 Excess EBIT") less the 1997 Excess EBIT multiplied by (y) 4.50 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. If Buyer's EBIT for Buyer's fiscal year ended December 31, 1999 exceeds the Forecasted EBIT, an amount equal to the product of (x) the excess amount less the 1998 Excess EBIT multiplied by
(y) 2.75 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. For purposes of this Section 1(g)(vi), Buyer's EBIT shall be calculated using the same methodology and based on the same types and categories of expenses as used in the calculation of Forecasted EBIT, which categories and types of expenses and methodology are more particularly described in Schedule 1(g)(vi) attached hereto, and shall expressly exclude any and all other types or categories of expenses. Notwithstanding anything herein to the contrary, the total amount by which the principal amount of the Buyer Note may be increased pursuant to this Section 1(g)(vi) shall not exceed $24,496,000 in the aggregate.

         (vii) The adjustment described in Section 1(g)(vi) shall be effected no later than 7 business days after preparation and final determination, pursuant to this Section 1(g)(vii), of Buyer's EBIT for each such fiscal year. Within 90 days after the close of each such fiscal year, Buyer shall prepare and deliver to Seller based on the books and records of Buyer and calculated in accordance with Section 1(g)(vi) an audited balance sheet and statement of income for such fiscal year prepared in accordance with generally accepted accounting principles, together with a certificate ("EBIT Certificate") dated as of the end of such fiscal year and signed by the chief financial officer of Buyer certifying the amount of Buyer's EBIT for such fiscal year, the amount of any excess over Forecasted EBIT and the amount to be paid to Seller pursuant to Section 1(g)(vi) above. Seller and its authorized representatives shall be entitled to review the EBIT Certificate and the books, records and work papers of the Buyer used to prepare such EBIT Certificate. If Seller disagrees with any item on the face of the EBIT Certificate, Seller shall notify Buyer writing of such disagreement (stating the reasons therefor) within 30 days after Seller's receipt of such EBIT Certificate from Buyer, and Seller and Buyer shall attempt to resolve such disagreement. If Seller does not provide such notice within such 30 days, the EBIT Certificate for such fiscal year shall be deemed accepted by Seller and for purposes of Section 1(g)(vi) above Buyer's EBIT for such fiscal year shall be the amount reflected on such EBIT Certificate. If Seller and Buyer are unable to resolve any disagreement (with respect to which timely notice of such disagreement has been provided) within 15 days after Buyer receives such notice of disagreement, Seller and Buyer shall submit the disagreement to a national independent public accounting firm acceptable to Buyer and Seller. If Buyer and Seller are unable to agree upon the selection of such firm within 20 days after Buyer receives the above notice of disagreement, an accounting firm of national reputation shall be selected within 5 days thereafter by lot after eliminating (a) Deloitte & Touche LLP (Seller's independent accountants) and (b) Ernst & Young LLP (Buyer's independent accountants) and (c) one additional accounting firm for each of Buyer and Seller, should either Buyer or Seller or both, find such accounting firm to be objectionable. Buyer and Seller shall cause the accounting firms so selected, within 15 days after its selection, to resolve such disagreement, which resolution shall be binding on the parties, and the Buyer's EBIT for such fiscal year shall be so finally adjusted in accordance with such resolution for purposes of Section 1(g)(vi) above. The fees and expenses of such accounting firm shall be paid 100% by Seller unless Buyer's EBIT for such fiscal year as determined pursuant to this Section 1(g)(vii) is not within 20% of the Buyer's EBIT reflected on Buyer's initial EBIT Certificate for such fiscal year submitted by Buyer under this Section 1(g)(vii), in which case, the fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

                  (h) Allocation of Purchase Price. As promptly as practicable following the date hereof, but in any event within ten business days prior to the Closing Date, Buyer shall deliver to Seller its reasonable, good faith determination of the fair market value of the Assets, which determination shall be made in accordance with applicable tax laws and shall be subject to Seller's consent (which consent shall not be unreasonably withheld or delayed). Buyer and Seller shall then set forth such determination on Schedule 1(h) attached hereto, which shall include an allocation of the Purchase Price among the Assets on the basis of the fair market values thereof and which, if necessary, shall be amended to take into account any adjustments which may be required by Section 1(g). For tax purposes, the Purchase Price shall be allocated among the Assets (which allocation shall be consistent with the allocation set forth on Schedule 1(h)) and such Purchase Price shall be allocated in accordance with Section 1060 of the Code. Neither Buyer nor Seller, nor any of their respective affiliates, shall take any position (whether in financial statements, audits, tax returns or otherwise) which is inconsistent with the allocation of the Purchase Price, taking into account any adjustments which may be required by Section 1(g), unless required to do so by applicable law. The parties shall exchange drafts of any information returns required by
Section 1060 of the Code and any similar state statute at least 60 days prior to filing such returns and shall discuss in good faith any modifications suggested by the receiving party. For purposes of this Agreement, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to any particular Code provision shall be interpreted to include any revision of or successor to such provision regardless of how numbered or classified.

                  2. Closing. The closing (the "Closing") of the purchase and sale of the Assets and the assumption of the Assumed Liabilities shall be held at the offices of Seller, at 10:00 a.m., local time, on the first Monday or fiscal month-end (determined with reference to Seller's accounting policies) that is at least three business days following satisfaction or, if permissible, waiver of the conditions to Closing set forth in Sections 3(a) and 3(b). The date on which the Closing shall occur is hereinafter referred to as the "Closing Date," and the Closing shall be deemed effective as of the opening of business on the Closing Date.

                  (a) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Buyer shall deliver to Seller (A) the Purchase Price, without giving effect to any adjustment which may be required pursuant to Section 1(g), by (x) delivery of the Buyer Note, duly executed, and
(y) delivery of certificates representing 4,264,000 shares of the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto,(B) instruments of assumption

(collectively, the "Assumption Agreement") in form and substance reasonably satisfactory to Seller and its counsel evidencing and effecting the assumption by Buyer of the Assumed Liabilities, (C) certified copies of resolutions duly adopted by Buyer's board of directors and, where appropriate, shareholders (collectively the "Buyer Resolutions") authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby (including Buyer's reincorporation into Delaware and the amendments to Buyer's Articles of Incorporation and By-laws, as contemplated hereby) and the issuance to Seller of the shares of Common Stock contemplated hereby, (D) certified copies of Buyer's Articles of Incorporation and By-laws, as amended as contemplated hereby and as in effect on the Closing Date, and the other Ancillary Agreements to which Seller is not a party, (E) a certificate of the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officer(s) of Buyer (who shall not be such Secretary or Assistant Secretary) executing this Agreement or any Ancillary Agreement,(F)short-form certificates of good standing of Buyer, certified by the Secretaries of State of Buyer's state of incorporation, of Ohio and of each other state where the failure of Buyer to qualify to do business would subject Buyer to monetary penalties by such state, respectively, as of a date not more than three business days prior to the Closing Date and (G) the other documents specified in Section 3(b) that are required to be delivered to Seller as a condition to the Closing.


                  (b) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Seller shall deliver or cause to be delivered to Buyer (i) such duly executed instruments of sale, assignment, transfer and conveyance (collectively, the "Bill of Sale") in form and substance reasonably satisfactory to Buyer and its counsel to transfer all of Seller's right, title and interest in and to the Assets and to evidence and effect the sale and transfer to Buyer of the Assets (it being understood, however, that such instruments shall not require Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement), (ii) certified copies of resolutions duly adopted by Seller's board of directors ("Seller Resolutions") authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, (iii) certified copies of Seller's Certificate of Incorporation and By-laws, as in effect on the Closing Date, (D) a certificate of the Secretary or an Assistant Secretary of Seller as to the incumbency of the officer(s) of Seller (who shall not be such Secretary or Assistant Secretary) executing this Agreement or any Ancillary Agreement,
(E) a short-form certificate of good standing of Seller, certified by the Secretary of State of Delaware, and (F) the other documents specified in
Section 3(a) that are required to be delivered to Buyer as a condition to the Closing. With respect to the Real Property included in the Assets, such instruments to be delivered at the Closing shall consist of a limited or special warranty deed in the form of Exhibit B attached hereto.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, the purchase and sale of the Assets as contemplated by this Agreement shall be subject to the additional provisions of this paragraph (c) and Section 8(b). Seller and Buyer shall cooperate with each other regarding, and shall use their reasonable efforts to cause, the sale to Buyer of all of the Assets on the Closing Date on the terms and conditions set forth in this Agreement, and to otherwise consummate the transactions contemplated hereby; provided, however, that such cooperation and reasonable efforts by Seller shall not include any requirement of the Seller Entities to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Nothing in this Agreement shall be construed as an attempt or agreement to assign (x) any Contract which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been obtained (subject to the right of Buyer under Sections 3(a)(iv) and 3(a)(v) and the right of Seller under Section 3(b)(iii)) or (y) any Contract or claim as to which the remedies for the enforcement thereof enjoyed by Seller would not pass to Buyer as an incident of the assignments provided for by this Agreement. The Purchase Price shall not be subject to adjustment by reason of the fact that any Contracts or claims may not be assigned to Buyer under the circumstances described in clauses (x) and
(y) above. Any Contract which is not properly assigned to Buyer because of the failure to obtain a required consent shall be governed by, and subject to the provisions of, Section 8(b).

                  3.       Conditions to Closing.

                  (a) Buyer's Obligation. The obligation of Buyer to purchase and pay for the Assets and assume the Assumed Liabilities is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                    (i) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a Vice President of Seller confirming the foregoing.

                   (ii)    No injunction or order of any court or
         administrative agency of competent jurisdiction shall be in effect or pending as of the Closing which would restrain or prohibit the purchase and sale of the Assets or the exercise by Buyer of control over the Assets.

                  (iii)    Reserved.

                   (iv) Buyer and Seller shall have received or obtained all third party, board of directors and stockholder consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any Contract or any Buyer Contract and that are identified on Schedule 3(a)(iv)attached hereto (collectively "Company and Third-Party Approvals"), except for any such Company and Third-Party Approval, the failure to obtain of which would not have a material adverse effect on the transactions contemplated hereby or on the Plastics Business as a whole.

                    (v) Buyer and Seller shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the transactions contemplated hereby and identified on Schedule 3(a)(v) attached hereto (collectively, "Governmental Approvals"), except for any such Governmental Approval, the failure to obtain of which would not have a material adverse effect on the consummation of the transactions contemplated hereby or on the Plastics Business as a whole.

                   (vi) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated, if applicable.

                  (vii) Seller and Buyer shall have entered into the Supply Agreement, the Transition Services Agreement and the Registration Rights Agreement (collectively, with the amendment to Buyer's Articles of Incorporation and By-laws, all as contemplated hereby, the "Ancillary Agreements").

                 (viii) Seller shall have delivered to Buyer at Buyer's expense (A) a location survey (the "Survey") of the Real Property (1) certified as being prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted in 1992 for an "Urban" Survey, (2) locating all improvements, easements and other encumbrances, (3) indicating the portion of the Real Property in a flood plain and (4) which have been certified to Buyer, Buyer's title insurance company and any lenders designated by Buyer and (B) a title commitment from a reputable title insurance company to be marked up and dated as of the Closing Date in an amount equal to the fair market value of the Real Property as set forth on Schedule 1(h) or as reasonably determined by Buyer and notified to Seller not later than twenty (20) business days prior to the Closing Date.

                   (ix) Buyer shall have received a customary opinion from in-house counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel relating to good standing, authority, authorization and enforceability of this Agreement.

                    (x) Promptly after they are available, and in no event later than 60 days after the date of this Agreement, Seller shall deliver an unqualified report of independent public accountants stating that they have audited the Financial Statements and that the Financial Statements present fairly in all material respects the financial position of the Plastics Business as of and for the periods referred to therein in accordance with generally accepted accounting principles; it being understood that this condition shall be deemed to be automatically waived by Buyer if Buyer is delivered a report that does not satisfy this condition, but fails to object in writing to Seller within 30 days after the receipt of such report.

                   (xi) Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a Vice President of Seller confirming that since the date of this Agreement, to the knowledge of Seller, there has been no material adverse change in the Plastics Business taken as a whole, other than changes relating to economies in general or the Plastics Business's industry in general (including, without limitation, changes due to seasonality) and not specifically relating to the Plastics Business.

                  (xii) Seller shall have caused to be delivered to Buyer a Phase I environmental report ("Environmental Report") on the Real Property, the results of which are satisfactory to Buyer, in Buyer's sole but reasonable discretion; it being understood that this condition shall be deemed to be automatically satisfied if Buyer has not notified Seller in writing that it is not satisfied with the results described in the Environmental Report within 30 days after the receipt of the Environmental Report. Buyer and Seller agree to share equally the expenses of the Environmental Report.

                 (xiii) Buyer and the IAM shall have entered into a collective bargaining agreement for the employment of IAM represented employees of Buyer at the Plastics Business.

                  (b) Seller's Obligation. The obligation of Seller to sell and deliver or cause to be sold and delivered the Assets to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

                    (i) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Buyer shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the President or a Vice President of Buyer confirming the foregoing.

                   (ii)    No injunction or order of any court or
         administrative agency of competent jurisdiction shall be in effect or pending as of the Closing which would restrain or prohibit the purchase and sale of the Assets.

                  (iii) Buyer and Seller shall have received or obtained all Governmental Approvals and Company and Third Party Approvals, except for any such Governmental Approval and any such Company and Third Party Approval, the failure to obtain of which would not have a material adverse effect on the transactions contemplated hereby or on the Plastics Business as a whole.

                   (iv) The waiting period under the HSR Act shall have expired or been terminated, if applicable.

                    (v) Buyer shall have reincorporated into Delaware and the shares of Common Stock issued to stockholders of Buyer upon reincorporation shall contain an appropriate legend restricting the transferability of such shares in form and substance satisfactory to Seller.

                   (vi)    Reserved.

                  (vii) Buyer shall have terminated the SEP in accordance with applicable law.

                 (viii) Buyer shall have duly amended and restated its Articles of Incorporation in a manner satisfactory to Seller to among other things (x) reflect that Buyer will cease to be a REIT effective for its tax year ending December 31, 1996, subject to consummation of the transactions contemplated by this Agreement, (y) provide that Buyer may not engage in extraordinary transactions without prior approval of a supermajority of its stockholders and (z) provide for restriction on transfer provisions that protect against a change in ownership of Buyer within the meaning of Code Section 382. Buyer's Articles of Incorporation shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

                   (ix) Buyer's By-laws shall have been duly amended and restated in a manner satisfactory to Seller to among other things (A) reflect that Buyer will cease to be a REIT effective for its tax year ending December 31, 1996, subject to consummation of the transactions contemplated by this Agreement, (B) permit the holders of at least 20% of the Common Stock to call for a meeting of Buyer's stockholders in the shortest period of time permitted by applicable law, (C) permit any member of Buyer's board of directors to call a meeting of the board of directors in the shortest period of time permitted by applicable law and (D) permit the board of directors to establish the size of the board from 3 to 7 directors. Buyer's By-laws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

                    (x) Buyer and Seller shall have entered into each of the other Ancillary Agreements and Related Documents (as defined in the Buyer Note), which shall be in full force and effect as of the Closing.

                   (xi) Buyer shall have (A) registered under the Securities Act of 1933, as amended and (B) obtained approval for listing on the American Stock Exchange, all of the shares of Common Stock which may be issued hereunder to Seller.

                  (xii) Buyer shall have in effect an executive stock arrangement satisfactory to Seller for its senior executives and shall have reserved and obtained approval for listing an appropriate number of shares of Common Stock for such arrangement, subject to shareholder approval.

                 (xiii) Each of the individuals serving on Buyer's board of directors prior to the Closing Date (other than the Buyer Directors) shall have tendered his or her resignation to Buyer effective as of the Closing Date.

                  (xiv) From and after the Closing Date and until the first annual meeting of the Buyer's Board of Directors following the first annual meeting of Buyer's stockholders following the Closing Date, the officers of Buyer shall be comprised of individuals mutually acceptable to Buyer and Seller, and each of the other individuals serving as an officer of Buyer prior to the Closing Date shall have tendered his or her resignation to Buyer effective as of the Closing Date.

                   (xv) Buyer shall have delivered to Seller a schedule marked "Schedule 3(b)(xv)," which Schedule 3(b)(xv) shall provide an itemized list of all liabilities of Buyer and its subsidiaries in existence as of the Closing Date, immediately prior to giving effect to the transactions contemplated hereby and be in form and substance reasonably satisfactory to Seller.

                  (xvi) Seller shall have received a customary opinion from external counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Seller and its counsel relating to, among other things, good standing, authority, authorization and enforceability of this Agreement and the other Ancillary Agreements and capital structure of Buyer after giving effect to transaction contemplated hereby.

                 (xvii) Seller shall have obtained the Environmental Report, the results of which are satisfactory to Seller, in Seller's sole but reasonable discretion; it being understood that this condition shall be deemed to be automatically satisfied if Seller has not notified Buyer in writing that it is not satisfied with the results described in the Environmental Report within 30 days after the delivery of the Environmental Report by the Seller to Buyer.

                (xviii)    Buyer and the IAM shall have entered into a
         collective bargaining agreement for the employment of IAM represented employees of Buyer at the Plastics Business in form and substance reasonably satisfactory to Seller and Buyer.

                  (xix) Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the Chief Executive Officer of Buyer confirming that, to the best of Buyer's knowledge, Buyer does not have, and has not within the 3 year period prior to Closing had, any Five Percent Shareholder.

                   (xx) (i) Buyer shall have amended Buyer's Stock Option Plan in a manner such that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall not result in any increase in the number of stock options held by each holder of stock options as of the date of this Agreement, and (ii) each holder of stock options received pursuant to Buyer's Stock Option Plan shall have consented to such amendment.

                  (xxi) Buyer shall have established Employee Benefit Plans to cover the Hired Employees in accordance with the provisions of
         Section 8(m).

                     4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

                    (a) Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has or prior to the Closing will have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements as are contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have or prior to the Closing will have been duly and properly taken. This Agreement has been duly executed and delivered by Seller, and such Ancillary Agreements as are contemplated hereby to be executed and delivered by Seller shall be duly and validly executed and delivered by Seller. This Agreement and such Ancillary Agreements constitute, or will constitute, as applicable, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                  (b) No Conflicts. Subject to the matters disclosed on Schedules 1(b)(iv), 3(a)(iv) and 3(a)(v), the execution and delivery by Seller of this Agreement and the Ancillary Agreements as are contemplated hereby to be executed and delivered by Seller do not, and the consummation by Seller of the transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien of any kind upon any of the Assets under, or require any consent, authorization or approval under (A) the Certificate of Incorporation or By-Laws of Seller, (B) any Contract or (C) any judgment, order or decree or any material statute, law, ordinance, rule or regulation applicable to the Plastics Business or the Assets, other than any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate would not have a material adverse effect on Seller, or on the ability of Seller to consummate the transactions contemplated hereby, and other than any such consents, authorizations or approvals that may be required by reason of Buyer's participation in the transactions contemplated hereby.

                  (c) Title to Tangible Assets Other than Real Property Interests. Seller has good and valid title to or a valid leasehold interest in, all of the material tangible assets included in the Assets which are reflected on the unaudited balance sheet dated January 31, 1996 included in the Financial Statements or were acquired after January 31, 1996, except those sold or otherwise disposed of since the date hereof in the ordinary course of business consistent with past practice (collectively, the "Tangible Assets"), free and clear of all mortgages, liens, security interests or encumbrances (collectively, "Liens") of any nature whatsoever, except
(i) such as are disclosed on Schedule 4(c) or the other Schedules hereto, (ii) mechanics', carriers', workmen's, repairmen's or other like
Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, Liens arising in connection with sale-leaseback transactions and Liens for taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances do not, individually or in the aggregate, materially interfere with the continued use and operation of, or materially detract from the value of, the Assets to which they relate in the operation of the Plastics
Business as currently conducted (collectively, the "Permitted Liens").
To Seller's knowledge, Seller has in all material respects performed all the obligations required to be performed by it with respect to all the Tangible Assets leased by it. This Section 4(c) does not relate to real property or interests in real property, such items being the subject of
Section 4(d).

                  (d) Title to Real Property. Schedules 1(b)(iv) and 1(b)(vii) sets forth a list of all real property and interests in real property owned in fee or leased by Seller and relating exclusively to the Plastics Business. Seller has good and insurable fee title to the Real Property, free and clear of all Liens of any nature whatsoever, except (i) Permitted Liens, (ii) easements, covenants, rights-of-way and other similar restrictions of record, (iii) any conditions that may be shown by a current, accurate survey or physical inspection of the Real Property made prior to Closing, (iv) current general real estate taxes and installments for special assessments which are not yet due and payable, (v) existing leases, licenses and possession or occupancy agreements set forth on Schedule 4(d), and (vi) (A) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions,
(B) mortgages, liens, security interests or encumbrances of record and
(C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth above individually or in the aggregate materially interfere with the continued use and operation of the Real Property in the Plastics Business as currently conducted or materially detract from the value of the Real Property.

                  (e) Intellectual Property. To Seller's knowledge: (i) Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties in the conduct of the Plastics Business; (ii) Seller has not received any complaint, claim or notice alleging any such interference, infringement or misappropriation; (iii) no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Plastics Business Intellectual Property Rights; (iv) Seller owns or has a valid license to use and has the right to transfer and assign all Plastics Business Intellectual Property Rights; and (v) none of such Plastics Business Intellectual Property Rights is subject to any Lien (except Liens in favor of the licensor, sublicensor or other owner of such Plastics Business Intellectual Property Rights). Except as set forth on Schedule 4(e), to the knowledge of Seller, no licenses, sublicenses or agreements pertaining to any such Plastics Business Intellectual Property have been granted or entered into by or on behalf of

Seller.  For purposes of this Section 4(e), "Plastics Business
Intellectual Property Rights" shall not include any software license or similar agreement which is generally available to the public.

                  (f) Contracts. Except as set forth on Schedule 1(b)(iv) or 1(b)(vii), to the knowledge of Seller, none of the Seller Entities is party to any written or oral agreement or arrangement as of the date of this Agreement that relates primarily to the Plastics Business in the following categories:

                  (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by notice of not more than 60 days for a cost of less than $50,000;

                  (ii) employee collective bargaining agreement or other contract with any labor union;

                  (iii)    covenant not to compete;

                  (iv) agreement, contract or other arrangement with any officer, director or senior employee of the Seller Entities (other than employment agreements covered by clause (i) above or not covered by clause (i) because such agreements do not meet the thresholds set forth in clause (i) above);

                  (v) lease or similar agreement under which any Seller Entity is a lessor or sublessor of or makes available for use by any third party, any real property owned or leased by any Seller Entity and used exclusively in the Plastics Business;

                  (vi) lease or similar agreement under which (A) the Seller is a lessee of, or holds or uses any Tangible Assets owned by a third party and used exclusively in the Plastics Business or (B) the Seller is a lessor or sublessor of, or makes available for use by any third party, any Tangible Assets owned or leased by the Seller and used exclusively in the Plastics Business, in any such case which has an aggregate future liability in excess of $100,000 and is not terminable by notice of not more than 60 days for a cost of less than $100,000;

                  (vii) (A) continuing contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in each case relating exclusively to the Plastics Business and in any such case which has an aggregate future liability in excess of $100,000 and is not terminable by notice of not more than 60 days for a cost of less than $100,000;

                  (viii) material license or other agreements relating in whole or in part to patents, trademarks, tradenames, service marks or copyrights (including any license or other agree ment under which the Seller has the right to use any of the same owned or held by a third party);

                  (ix) mortgage, pledge, security agreement, deed of trust or other document granting a Lien upon the Real Property or the Tangible Assets; or

                  (x) other agreement, contract, lease, license, commitment or instrument exclusively relating to the Plastics Business to which any Seller Entity is a party or by which any of the assets of the Plastics Business is bound or subject which has an aggregate future liability in excess of $100,000 and is not terminable by notice of more than 60 days for a cost of less than $100,000.

Except as disclosed on Schedule 1(b)(iv) or Schedule 4(f), to the knowledge of Seller, each material Contract is (x)a valid and binding obligation of Seller,
(y) in full force and effect and (z) enforceable by the Seller in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) general principles of equity (whether considered in an action in equity or at law). Except as disclosed on Schedule 4(f), to the knowledge of Seller, Seller has performed all material obligations required to be performed by it to date under the Contracts and, to the knowledge of Seller, Seller is not (with or without the lapse of time or the giving of notice or both) in any breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any of the material Contracts is in breach or default in any material respect thereunder.

                  (g) Litigation; Decrees. Schedule 4(g) sets forth a list, as of the date of this Agreement, of all pending claims, proceedings, actions or lawsuits of which Seller has received service of process, and to the knowledge of Seller all threatened claims, proceedings, actions or lawsuits, which (i) relate to or affect the Plastics Business, (ii) seek any injunctive relief which would affect Buyer's acquisition, ownership or operation of the Assets or (iii) directly relate to the transactions contemplated by this Agreement. To the knowledge of Seller, except as disclosed on Schedule 4(g), Seller, with respect to the Plastics Business, is not in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to the Plastics Business or the Assets.

                  (h) Financial Statements. The pro forma balance sheet as of October 31, 1995 and the pro forma statements of income and cash flow for the year ended October 31, 1995 and the pro forma balance sheet as of January 31, 1996, prepared on the basis described in the notes thereto (the "Financial Statements") are attached hereto as Schedule 4(h). The Financial Statements to the knowledge of Seller, present fairly the consolidated financial condition and results of operations and cash flow of the Plastics Business as at the dates and for the periods then ended, except as otherwise provided in the notes thereto.

                  (i) Compliance with Applicable Laws. Without in any way limiting or modifying the scope of the other representations and warranties of Seller, except as set forth on Schedule 4(i), to the knowledge of Seller the Plastics Business is being conducted in compliance in all respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality (including, without limitation, all applicable environmental laws, rules and regulations) the noncompliance of which would have a material adverse effect on the Plastics Business taken as a whole. Except as set forth on Schedule 4(i), to the knowledge of Seller, since December 31, 1995 to the date of this Agreement, Seller has not received any written communication from a governmental authority that alleges that the Plastics Business is not in compliance, in all respects, with all applicable federal, state, foreign or local laws, rules and regulations (including, without limitation, all applicable, environmental laws, rules and regulations), the noncompliance with which would have a material adverse effect on the Plastics Business taken as a whole.

                  (j) Asset Sufficiency. To the knowledge of Seller, except as disclosed on Schedule 4(j) and except for the Excluded Assets, the Assets include all of the Tangible Assets and all of the trade secrets, know-how, processing procedures and the Plastic Business Intellectual Property currently used by Seller that, together with Buyer's rights under Section 8(b) and Section 9 and under the Ancillary Agreements, are necessary to manufacture the Products in substantially the same manner as the Products were manufactured by Seller since December 31, 1995 to the date of this Agreement.

                  (k) Seller's Employee Benefit Plans. For purposes of this Agreement, "Employee Benefit Plan" means any (a) qualified or nonqualified "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (b) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA), or (c) fringe benefit plan, policy, program, and arrangement, whether or not subject to ERISA; provided that "Employee Benefit Plan" shall not include any "Multiemployer Plan" (as that term is defined in Section 3(37) of ERISA).
Schedule 4(k) sets forth a true, complete and correct list of all Employee Benefit Plans and Multiemployer Plans that Seller maintains, to which it contributes, or to which it has an obligation to contribute covering employees and former employees of Seller at its Plastics Business (collectively, the "Seller Plans" and individually, a "Seller Plan").

                  (l) Condition of Assets. To the knowledge of Seller, as of the date of this Agreement and ordinary wear and tear excepted, none of the items of machinery and equipment constituting a part of the Equipment and having a fair market value exceeding $1,000,0000 is operating with any significant and extraordinary defects that would cause Seller to have to expend, as of the date of this Agreement, more than $100,000 on any one such item of machinery and equipment in order for such item of machinery and equipment to no longer operate with significant and extraordinary defects.

                  (m) Absence of Undisclosed Liabilities. To the knowledge of Seller, Seller will not on the Closing Date be subject to any obligation or liability of whatever kind and nature (whether accrued, absolute, contingent, direct, indirect, primary, or secondary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction of the Seller Entities at or prior to the Closing, or any state of facts existing at or prior to the Closing and exclusively relating to the Plastics Business other than (A) liabilities reflected on the Closing Date Balance Sheet, (B) obligations and liabilities under the Contracts and (C) obligations and liabilities disclosed on Schedule 4(m) and in the other Schedules hereto.

                  5. Covenants of Seller. Seller covenants and agrees as follows:

                  (a) Access. Prior to the Closing, Seller shall grant to Buyer or cause to be granted to Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Seller relating to the transition of the Plastics Business to Buyer; provided, however, that such access does not unreasonably interfere with the normal operations of Seller or the Plastics Business; and provided further, however, that all requests for access shall be directed to Thomas M. Hough, Vice President and Treasurer of Seller, or such other Person as Seller may designate from time to time. Buyer shall indemnify and hold Seller and its affiliates and their respective officers, shareholders, directors and employees harmless against any and all losses, liabilities, expenses and damages or actions or claims with respect thereto suffered or incurred by Seller and its affiliates or any of their respective officers, shareholders, directors and employees, arising out of, or with respect to, Buyer's or its representatives', agents' or employees' exercise of Buyer's rights under this Section 5(a). Notwithstanding any provision in this Agreement to the contrary, Buyer's indemnity under this
Section 5(a) shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) Ordinary Conduct. Except as permitted by the terms of this Agreement or as set forth in Schedule 5(b), from the date hereof to the Closing, Seller will cause the Plastics Business to be conducted in the ordinary course consistent with past practice and will make all reasonable efforts consistent with past practices to preserve its relationship with its third party customers and suppliers with whom Seller deals in connection with the Plastics Business. Except as provided in this Agreement or Schedule 5(b), from the date hereof until the Closing, Seller will not do any of the following without the prior written consent of Buyer:

                    (i) make any material change in the conduct of the Plastics Business;

                   (ii) sell, lease, license or otherwise dispose of, any interest in any of the Assets, except for sales of inventory in the ordinary course of business consistent with past practice and except for any such sales, leases, licenses or other dispositions in the ordinary course of business which do not exceed $250,000 in the aggregate;

                  (iii) permit, allow or subject any of the Assets or any part thereof to any Lien or suffer such to be imposed, except for Permitted Liens;

                   (iv) enter into any new, or amend or terminate any existing, Contracts, other than in the ordinary course of business consistent with past practices;

                    (v) grant to any Hired Employee any increase in compensation or benefits, except as may be required under existing agreements or in the ordinary course of business consistent with past practice;

                   (vi) make any change in any method of accounting or accounting practice or policy currently used in the preparation by Seller of financial statements of the Plastics Business other than those required by generally accepted accounting principles; or

                  (vii) enter into any agreement, whether in writing or otherwise, to do any of the foregoing.

                  6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a)      Authority; No Conflicts.

                    (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and, subject to the simultaneous closing of the purchase and sale of the Assets contemplated hereby, on the Closing Date shall be duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has or prior to the Closing Date will have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer (including its shareholders) to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and all other actions contemplated by the Buyer Resolutions have been or prior to the Closing Date will be, duly and properly taken. This Agreement has been duly executed and delivered by Buyer, and the Ancillary Agreements to be executed and delivered by Buyer shall be duly and validly executed and delivered by Buyer. This Agreement and the Ancillary Agreements constitute, or will constitute, as the case may be, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

                   (ii) Subject to the matters described in Schedule 3(a)(iv) and 3(a)(v), the execution and delivery by Buyer of this Agreement and the Ancillary Agreements do not, and the consummation by Buyer of the transactions contemplated hereby, thereby and by the Buyer Resolutions and compliance by Buyer with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien of any kind upon any of the properties or assets of Buyer or any of its affiliates under, or require any consent, authorization or approval under any provision of
         (A) the Articles of Incorporation or By-laws of Buyer or any of its affiliates as in effect as of the date hereof, and as hereafter amended as contemplated hereby, (B) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, document, instrument, commitment, plan (employee benefit or otherwise), agreement or arrangement, whether written or oral, to which Buyer or any of its affiliates is a party or by which any of its or their properties or assets are bound (the "Buyer Contracts"), or
         (C) any judgment, order or decree, or any material statute, law, ordinance, rule or regulation applicable to Buyer or any of its affiliates or its property or assets other than any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a material adverse effect on the Buyer or on the ability of Buyer to consummate the transactions contemplated hereby, and other than any such consents, authorizations or approvals that may be required by reason of Seller's participation in the transactions contemplated hereby.

                  (b)      Capital Stock.

                    (i) As of the Closing and immediately thereafter, the authorized capital stock of Buyer shall consist of 50,000,000 shares of Common Stock, of which 9,474,600 shares shall be issued and outstanding. Except as set forth on Schedule 6(b)(i), as of the Closing, Buyer shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or securities containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Closing and immediately thereafter, Buyer shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing and immediately thereafter, all of the outstanding shares of Buyer's capital stock shall be validly issued, and, assuming, in the case of the shares of Common Stock to be issued pursuant to Section 1(f), valid transfer of the Assets, fully paid and nonassessable.

                   (ii) There are no statutory or, to the best of Buyer's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder. Buyer has not violated and will not violate any applicable federal or state corporate or securities laws, rules or regulations in connection with the offer, sale or issuance of any of its capital stock, its reincorporation into Delaware or its amendment of its Articles of Incorporation or By-Laws, as contemplated hereby, or any applicable state securities laws. Except as set forth on Schedule 6(b)(ii), Buyer's Articles of Incorporation and By-Laws, as in effect on the Closing Date, shall be enforceable on all stockholders of Buyer and no present or former stockholder of Buyer shall have any appraisal rights, except as set forth on Schedule 6(b)(iii), or other recourse against Buyer as a result of the transactions contemplated by this paragraph. Except as otherwise set forth on Schedule 6(b)(iv), to the best of Buyer's knowledge, there are no agreements between Buyer's stockholders with respect to the voting or transfer of Buyer's capital stock or with respect to any other aspect of Buyer's affairs.

                  (c)      Subsidiaries; Investments.  Except as set forth on
Schedule 6(c), Buyer does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person (including, without limitation, a subsidiary).

                  (d) Financial Statements. Schedule 6(d) sets forth Buyer's consolidated balance sheet, income statement and statement of cash flows as of and for the period ended December 31, 1995, in each case together with the notes thereto (collectively, the "Buyer Financial Schedules"). The Buyer Financial Schedules have been derived from the accounting books and records of Buyer and its affiliates and to the knowledge of Buyer, present fairly in all material respects the consolidated financial position and the results of operations and cash flow of Buyer and its subsidiaries as of and for the period ended December 31, 1995, in each case in accordance with United States generally accepted accounting principles, consistently applied, except as otherwise provided in the notes to the Buyer Financial Schedules.

                  (e) Absence of Undisclosed Liabilities. To the knowledge of Buyer, Buyer and its subsidiaries do not (and on the Closing Date will not) have any obligation or liability of whatever kind and nature (whether accrued, absolute, contingent, direct, indirect, primary, secondary, unliquidated or otherwise, whether or not known to Buyer or any subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities reflected on the latest balance sheet provided by Buyer pursuant to Section 6(d) above (the "Latest Balance Sheet"),(ii)liabilities and obligations to third parties which have arisen after the date of the Latest Balance Sheet in the ordinary course of business or in connection with the transactions contemplated hereby, and liabilities under employment agreements in effect on the date hereof for base salary and benefits as described therein (without giving effect to any amendment or modification thereof).

                  (f) Absence of Certain Developments. Since the date of the Latest Balance Sheet to the date of this Agreement, neither Buyer nor any of its subsidiaries has, and since the date of the Latest Balance Sheet to the Closing Date, neither Buyer nor any of its subsidiaries will have:

                    (i) issued any notes, bonds, capital stock or other securities of any kind;

                   (ii) borrowed any amount or incurred or become subject to any liabilities except as enumerated in Section 6(e);

                  (iii) declared or made any payment or distribution of cash or other property to its security holders with respect to its securities or purchased or redeemed any shares of its securities;

                   (iv) subjected any of its properties or assets to any Lien;

                    (v) sold, assigned or transferred any of its assets for other than fair value in exchange for cash, or acquired any new assets, rights or interests, other than cash;

                   (vi) made capital expenditures or commitments therefor that aggregate in excess of $10,000;


                  (vii)    made any charitable contributions or pledges;

                 (viii) hired any employees to perform services for Buyer or increased any compensation or other amounts payable to any employees; or

                   (ix) entered into a new, or modified or terminated any existing, Buyer Contract;

                    (x) entered into any other transaction other than in the ordinary course of business and in furtherance of consummating the transactions contemplated hereby or entered into any other material transaction, whether or not in the ordinary course of business; or

                   (xi) agreed (whether in writing or otherwise) to do any of the foregoing.

                  (g) Assets. Except as set forth on the Latest Balance Sheet, Buyer does not own any assets. On the Closing Date, Buyer will own no assets other than assets set forth on the Latest Balance Sheet and cash. Buyer has good and marketable title to all of the assets listed on the Latest Balance Sheet, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business for fair value since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto).

                  (h) Contracts. Except for this Agreement, the Ancillary Agreements or as set forth on the attached Schedule 6(h)(i), to the knowledge of Buyer, neither Buyer nor any subsidiary is a party to or bound by any Buyer Contract. All of the Buyer Contracts other than those designated with an asterisk beside its name shall be terminated by Buyer without any premium or penalty no later than 30 days prior to the Closing. Except as set forth on
Schedule 6(h)(ii), all of the Buyer Contracts designated with an asterisk beside its name may be terminated by Buyer without any premium or penalty on no more than 30 days prior written notice. All of the Contracts set forth on
Schedule 6(h)(i) are valid, binding and enforceable in accordance with their respective terms. Except as set forth on Schedule 6(h)(iii), to the knowledge of Buyer, Buyer and its subsidiaries have performed all material obligations required to be performed by them to date under the Buyer Contracts and have not received written notice of any breach or default in any material request thereunder.

                  (i) Intellectual Property. Buyer does not (and on the Closing Date will not) own or posses rights to any Intellectual Property.

                  (j) Reports with the Securities and Exchange Commission. Buyer has furnished Seller with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, and has furnished or will furnish promptly after filed all other reports or documents required to be filed by Buyer with the Securities and Exchange Commission since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders up to the Closing Date. Such reports and filings do not as of the date of hereof (other than to the extent any representation, warranty or disclosure made or given pursuant to this Agreement, the Schedules hereto or any document delivered pursuant hereto revises, supersedes or is inconsistent with the statements made therein) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has made and will make all filings with the Securities and Exchange Commission which it is required to make, and Buyer has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

                  (k)      Tax Matters.

                    (i) Buyer has timely filed (including extensions) all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by Buyer have been paid whether or not such Taxes are required to be shown on a Tax Return.

                   (ii) Except as set forth in Schedule 6(k)(i) attached hereto:

                           (A) Buyer has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed or consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

                           (B) no taxable period of the Buyer is currently under audit and the Buyer has not filed an extension of the period for assessment of any taxes with any taxing authority;

                           (C) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Buyer and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Buyer's knowledge, threatened against or with respect to Buyer;

                           (D) Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

                           (E) Buyer does not reasonably expect any taxing authority to claim or assess any amount of additional Taxes against Buyer;

                           (F) no claim has ever been made by a taxing authority in a jurisdiction where Buyer does not file Tax Returns that Buyer is or may be subject to Taxes assessed by such jurisdiction;

                           (G)      Buyer has not been a member of an
                  Affiliated Group other than one of which Buyer was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by Buyer;

                           (H) the Assumed Liabilities do not include any obligation to make any payments that will be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law);

                           (I) the net operating loss ("NOL") of Buyer available to be carried forward for federal income tax purposes at December 31, 1995 was not less than $31,717,000 and at the Closing, shall not be less than $ $31,717,000; and the capital loss carryforward of Buyer available to be carried forward for federal income tax purposes at December 31, 1995 was not less than $4,811,000, and at the Closing will not be less than $4,811,000, assuming in each case that the tax year of Buyer ended at the Closing after giving effect to the transaction contemplated hereby;

                           (J)      the NOL's arose in the years set forth in
                  Schedule 6(k)(ii) in the amounts set forth therein;

                           (K) Buyer, since its inception through the tax year ending December 31, 1995 has been and is a Real Estate Investment Trust as defined in Code Section 856 ("REIT"). During such period, the Buyer has fully satisfied all of the requirements for REIT status as set out in Code Sections 856-859, including all formation and operating requirements;

                           (L) To the knowledge of Buyer, Buyer has not undergone an ownership change within the meaning of Code
                  Section 382 with respect to any of its NOL's described in clauses (I) and (J) above. Buyer does not have, and has not had since January 1, 1993, any Five Percent Shareholder; and

                           (M) no adverse tax consequences shall result from Buyer revoking its election and/or ceasing to be a REIT pursuant to Code Section 856(c) other than that Buyer shall no longer be entitled to claim a dividend paid deduction pursuant to Code Section 561 et. seq.

                  (iii) Schedule 6(k)(iii) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which Buyer is required to file Tax Returns.

                  (l) Buyer's Employee Benefit Plans. Buyer does not maintain, contribute to, have an obligation to contribute to, or have any other liability or potential liability with respect to any Employee Benefit Plan or any Multiemployer Plan, whether or not terminated, other than the Rymac Salary Reduction Simplified Employee Pension Plan (the "SEP"). For purposes of this
Section 6(1), the term "Buyer" includes the Buyer and each member of the controlled group of companies (within the meaning of Section 414 of the Code) of which Buyer is a member.

                    (i) The SEP and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No transaction has occurred with respect to any Buyer Plan which could subject Buyer, Seller, or any trustee or administrator of the SEP, or any party dealing with the SEP, to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the SEP (other than routine claims for benefits) are pending or threatened, and Buyer has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. Buyer has no liability or potential liability to the Pension Benefit Guaranty Corporation (the "PBGC"). None of the assets of Buyer is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, Buyer has not been required to post any security pursuant to
         Section 307 of ERISA or Section 401(a)(29) of the Code, and Buyer has no knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                   (ii) No underfunded "Defined Benefit Plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Code Section 414) of which Buyer is a member or was a member during such five-year period.

                  (iii) With respect to the SEP, all required or recommended payments, premiums, contributions, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued.

                   (iv) With respect to the SEP, Buyer has provided Seller with true, complete and correct copies, to the extent applicable, of
         (A) all documents pursuant to which the SEP is maintained, funded and administered, (B) the three most recent financial statements, and (C) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), including, but not limited to, all Internal Revenue Service approval and opinion letters and private letter rulings.

                  (m)      Litigation; Decrees.  Except as set forth on the
Schedule 6(m) delivered to Seller as of the date of this Agreement, there is no (and as of the Closing Date there shall be no) pending, or to the knowledge of Buyer, threatened, claims, proceedings, actions or lawsuits against Buyer or any of its subsidiaries.

                  (n) Compliance with Applicable Laws. Without in any way limiting or modifying the scope of the other representations and warranties of Buyer, except as set forth on Schedule 6(n), (i) to Buyer's knowledge the business of Buyer is being conducted in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality; and (ii) Buyer has not received and prior to the Closing Date will not have received any written communication from a governmental authority that alleges that its business is not in compliance, in all material respects, with all material federal, state, foreign or local laws, rules and regulations.

                  (o)      Guidelines or Policies.  Except as set forth on
Schedule 6(o), Buyer's board of directors have not adopted any policies or guidelines (investment or otherwise). Buyer's board of directors shall take such action as is necessary and appropriate to permit consummation of the transactions contemplated hereby and operation by Buyer of the Plastics Business after the Closing Date.

                  7.       Covenants of Buyer.  Buyer covenants as follows:

                  (a)      Confidentiality.

                    (i) Buyer acknowledges that all information provided to any of it and its affiliates, agents and representatives by Seller and its affiliates, agents and representatives is subject to the terms of a confidentiality agreement dated December 4, 1995 between Seller and Buyer or one of its affiliates or other beneficial owners (the "Confidentiality Agreement"), the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate provided, however, that Buyer acknowledges that the Confidentiality Agreement shall terminate only with respect to information provided to Buyer or its affiliates, agents or representatives that relates solely to the Plastics Business, the Assets and the Assumed Liabilities; and provided further, however, that Buyer acknowledges that any and all information provided or made available to it and its affiliates, agents and representatives by or on behalf of Seller concerning the Seller Entities (other than information relating solely to the Plastics Business, the Assets and the Assumed Liabilities) that is not publicly available shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                   (ii) Buyer agrees that, after the Closing Date, Buyer shall, and shall use all reasonable efforts to cause its directors, officers, employees, advisors and affiliates to, at all times keep the Seller Information confidential following the Closing Date, except that any such Seller Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 7(a)(ii). For purposes of this Agreement, the term "Seller Information" shall mean all information concerning the Seller Entities, other than information that relates solely to the Plastics Business, the Assets and the Assumed Liabilities and other than any such information that is available to the public on the Closing
         Date, or thereafter becomes available to the public other than as a result of a breach of this Section 7(a)(ii).

                  (b) No Additional Representations. Buyer acknowledges that none of the Seller Entities nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Assets, the Assumed Liabilities or the Plastics Business, except for the representations and warranties expressly set forth in this Agreement which shall expire at the Closing, and Buyer further agrees that none of the Seller Entities nor any other Person will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any information, including the Information Memorandum prepared by Hellmold Associates, Inc. dated November 1995 (the "Information Memorandum") and any information, document, or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                  (c) Board of Directors; Officers. Buyer shall cause the actions contemplated by Sections 3(b)(xiii) and 3(b)(xiv) to occur effective as
of the Closing Date.   Promptly after the date of this Agreement, Buyer shall
provide to Seller a plan and procedure reasonably satisfactory to Seller that describes how Buyer shall cause such actions to occur.

                  (d) Certain Other Actions. Buyer covenants and agrees that it will take or omit to take all actions required to be taken by it in order to cause its representations and warranties contained herein to be and remain true and correct in all material respects on and as of the date made.

                  (e) New IAM Agreement. Buyer shall use its reasonable efforts to negotiate and enter into a collective bargaining agreement with the IAM for the employment of IAM represented employees of Buyer at the Plastic Business that is in form and substance satisfactory to Seller and Buyer.

                  8. Additional Covenants. Seller and Buyer covenant and agree as follows:

                  (a) Proxy Statement/Prospectus; Registration Statement. Buyer shall cause to be prepared and filed with the Securities and Exchange Commission a preliminary draft of its proxy statement/prospectus to be used in connection with the special meeting of stockholders of Buyer to solicit the requisite approval of the transactions contemplated hereby (the "Proxy Statement/Prospectus") as soon as practicable after the date hereof. Buyer shall use its best efforts, and Seller shall cooperate with Buyer's efforts, to prepare and file such preliminary draft and to respond to the comments of the staff of the Securities and Exchange Commission in connection therewith and to furnish all information required from it to prepare the definitive Proxy

Statement/Prospectus. Seller shall cooperate with Buyer in its efforts to have such Registration Statement declared effective. Promptly after the effectiveness of the registration statement of the Buyer, Buyer shall cause the definitive Proxy Statement/Prospectus, together with appropriate proxies (the "Definitive Proxy Statement/Prospectus"), to be mailed to its stockholders, and, if necessary, after the definitive Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials, and, if required in connection therewith, resolution proxies.
Except as otherwise provided herein, each of the parties, at its own expense, shall furnish the other with all information concerning itself, its directors, officers, stockholders and properties (including audited financial statements) and such other matters as may be necessary or advisable for the preparation of the registration statement, the Proxy Statement/Prospectus, and any filings under state blue sky laws in connection with the transactions contemplated by this Agreement. Buyer acknowledges that Seller is providing information to Buyer pursuant to this Section 8(a) solely as an accommodation to Buyer and, except as otherwise explicitly provided herein, Seller shall have no obligation or liability to Buyer, its affiliates and their stockholders, officers, directors and agents for any information provided by Seller pursuant to this
Section 8(a).

                  (b)      Consents.

                    (i) Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Contracts and such consents have not been obtained. Buyer agrees Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any Contract as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached and no condition of Buyer (other than the conditions set forth in Sections 3(a)(iv) and 3(a)(v)) shall be deemed not to be satisfied as a result of (A) the failure to obtain any consent or as a result of any such default, acceleration or termination or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination. At Buyer's written request prior to the Closing, Seller shall cooperate with Buyer in any reasonable manner in connection with Buyer's obtaining any such consents; provided, however, that such cooperation shall not include any requirement of the Seller Entities to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

                   (ii) With respect to any Contracts that may not be properly assigned to Buyer because of the failure to obtain a required consent ("Nontransferable Contracts") with respect to which Buyer has requested Seller's cooperation in accordance with Section 8(b)(i) and with respect to which Seller and Buyer are unable to obtain a separate agreement between Buyer and the other party or parties, Buyer shall have the right to require that Seller use reasonable efforts to perform any such Nontransferable Contract, to the extent it relates to the Plastics Business, as agent for and for the account of Buyer and shall promptly remit any such funds collected for the account of Buyer, for a period up to six months following the Closing Date; provided that Buyer shall reimburse Seller (on behalf of itself and as agent for the other Seller Entities) for any and all costs, expenses, losses and liabilities incurred by the Seller Entities in connection with taking such action.


                  (c) Cooperation. Buyer and Seller shall cooperate with each other and shall cause their respective officers, employees, agents and representatives to cooperate with each other for a period of 60 days after the Closing to provide for an orderly transition of the Assets and the Assumed Liabilities to Buyer and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby. No party shall be required by this Section 8(c) to take any action that would unreasonably interfere with the conduct of its business.

                  (d) Notification. Prior to the Closing, each party shall promptly notify the other party if such party obtains knowledge that the representations and warranties of the other party in this Agreement and the Schedules hereto are not true and correct in all material respects, or if such party obtains knowledge of any material errors in, or omissions from, the Schedules of the other party to this Agreement.

                  (e) Publicity. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby (including any announcement (public or otherwise) to customers, suppliers and other business relations of Seller) shall be issued or made by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except (i) as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, and (ii) Seller may make such an announcement to employees of Seller. Notwithstanding the foregoing, Seller and Buyer shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either Seller or Buyer, at the time of the signing of this Agreement. Seller and Buyer agree to keep the terms of this Agreement confidential, except to the extent disclosed as permitted pursuant to the immediately preceding exception or for financial reporting purposes and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential).

                  (f) Governmental Approvals. Buyer and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, to the extent applicable, any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby, and any other acts, statutes, legislation or regulations as may be applicable with respect to the transactions contemplated hereby. Buyer and Seller shall bear the costs and expenses of their respective filings; provided that Buyer shall pay all filing fees in connection therewith. Buyer and Seller shall use their respective best efforts to make such filings promptly (and in any event within 30 business days) following the date hereof, to respond to any requests for additional information made by any applicable agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of applicable antitrust or competition laws, all to the end of expediting consummation of the transactions contemplated hereby.

                  (g) Sales and Transfer Taxes, etc. Buyer shall pay all Taxes, duties or expenses that may be imposed as a result of the sale and transfer of the Assets, and all filing fees that may be required to be paid in connection with the consummation of the transactions contemplated hereby, together with any and all penalties, interest and additions to tax with respect thereto, and Seller and Buyer shall cooperate (and Seller shall cause the Seller Entities to cooperate) in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such laws. Buyer and Seller shall also cooperate in providing each other with appropriate resale exemption certifications and other similar tax and fee documentation.

                  (h) Supply Agreement. At the Closing, Buyer and Seller shall execute and deliver the form of Supply Agreement attached hereto as Exhibit C (the "Supply Agreement").

                  (i) Registration Rights Agreements. At the Closing, Buyer and Seller shall execute and deliver the form of Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement").

                  (j) Transition Services Agreement. At the Closing, Buyer and Seller shall execute and deliver the form of Transition Services Agreement attached hereto as Exhibit E (the "Transition Services Agreement").

                  (k)      Employees.   Buyer shall offer to employ those
employees of Seller who are currently employed by Seller at the Plastics Business and who are not represented by a union, including such employees who are absent from active employment for any reason as of the Closing Date. All such employees who become Buyer's employees effective on the Closing Date are referred to herein as the "Hired Employees". Buyer shall employ the Hired Employees at the same salary and wages, and with the benefits that are identical in all material respects, as provided by Seller immediately prior to the Closing Date; provided, however, that Buyer shall not be required to establish or maintain any Employee Welfare Benefit Plan for any Hired Employee that provides post-retirement medical, dental or life insurance benefits. Nothing in this Agreement shall limit Buyer's right, at any time, to modify, amend or terminate any salary and wages payable, or benefit provided, to any or all Hired Employees on or after the Closing Date, including without limitation any Employee Welfare Benefit Plan or any Employee Pension Benefit Plan, to the extent permitted by law. Seller shall terminate the employment of all Hired Employees effective as of the Closing. Seller makes no representation as to whether any such employee will accept employment with Buyer. Seller assumes all liability for and shall indemnify, defend and hold Buyer harmless from and against any Losses (as defined in Section 10(a)) for any severance liability with respect to employees of Seller as of the Closing Date under the terms of any severance policy, practice or plan of Seller, which liability is triggered by or results from Seller's termination of each such employee's employment with Seller effective as of the Closing Date, without regard to whether any such employee accepts employment with Buyer. Schedule 8(k) sets forth a list of each employee of Seller at the Plastics Business who is not represented by a union, his or her date of hire, title, hourly rate of pay or base salary and target bonus, as applicable and if any such employee is absent from active employment with Seller as of the Closing
Date, the reason for the absence and estimated date returning to active employment.

                  (l)      IAM Agreement.

                           (i)      Buyer will negotiate a collective
                  bargaining agreement with the IAM for the employment of IAM-represented employees by Buyer at the Plastics Business. Seller and Buyer recognize that certain IAM-represented employees of Seller who are on the Closing Date eligible to receive a pension benefit other than a deferred vested benefit (or would be eligible to receive such pension benefit if they did not accept employment in a position covered by the IAM Multiemployer Plan) will be eligible for post-retirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Seller pursuant to Shy v. Navistar. Buyer will reimburse Seller for its cost of such coverage for any IAM-represented employees hired by Buyer on a pro rata basis based on the time of service with Buyer compared to the total time of service with Seller and Buyer. Other than Shy post-retirement benefits for retirement-eligible employees, Buyer assumes all liability for any post-retirement benefit liability arising from the transactions contemplated by this Agreement or the employment of any IAM-represented employee hired by Buyer, and Seller will not assume any such liability or reimburse Buyer for any amount of such liability. In the event that Seller is liable for any amount for which Buyer is not also liable for any post-retirement benefit for any IAM-represented employee hired by Buyer, Buyer will reimburse Seller for a pro rata portion of Seller's liability based on the time of the employee's service for Buyer compared to the total time of service with Seller and Buyer. If Buyer's collective bargaining agreement with the IAM provides for the establishment of a Section 401(k) plan for the employees subject to the agreement, the agreement shall permit, and Buyer shall cause its Section 401(k) plan to accept a trust-to-trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in-kind transfer of any Navistar International Corporation stock) of Seller's Section 401(k) plan, with respect to the IAM-represented employees hired by Buyer, valued as of such date as Seller may reasonably determine. Buyer shall establish its Section 401(k) plan timely and in a form meeting the qualification requirements of the Internal Revenue Code and provide such evidence to Seller as Seller may reasonably request as to such qualification so as to permit Seller to transfer timely the assets and liabilities relating to the IAM-represented employees hired by Buyer.

                           (ii) Buyer agrees that it shall comply with the requirements of Section 4204 of ERISA with respect to each Multiemployer Plan described on Schedule 4(k) and, in that regard, Buyer agrees to (A) contribute to each such Multiemployer Plan with respect to the operations of Buyer for substantially the same contribution base units (as set forth in the collective bargaining agreement in effect immediately prior to the Closing Date between Seller and the
                  IAM) for which Seller had an obligation to contribute to each such Multiemployer Plan; (B) provide to each such Multiemployer Plan for a period of five years commencing with the first plan year beginning after the Closing Date a bond or other security as described in Section 4204(a)(1)(B) of ERISA (unless such requirement has been released or waived in accordance with procedures consistent with Section 4204 of ERISA), which security, if provided, will be paid to a Multiemployer Plan if Buyer withdraws from the Multiemployer Plan or fails to make a contribution to the Multiemployer Plan when due at any time during the first five years beginning after the Closing Date; and (C) pay when due any withdrawal liability assessed as a result of any complete or partial withdrawal by Buyer during the five-year period calculated in accordance with Section 4204(b)(1) of ERISA. Seller agrees that if, during the first five plan years beginning after the Closing Date, Buyer withdraws in a complete or partial withdrawal, Seller will be secondarily liable for any withdrawal liability it would have had to the Multiemployer Plan with respect to Seller's operations as of the Closing Date but for the provisions of this Section 8(m). Upon its dissolution or liquidation, Seller will provide each Multiemployer Plan set forth on Schedule 4(k) with such security as is required pursuant to Section 4204(a)(3)(A) of ERISA, unless a release or waiver of such security shall be granted by the Multiemployer Plan or the PBGC consistent with the requirements of Section 4204(a)(3)(A) of ERISA. For purposes of the immediately preceding sentence, the term "Seller" shall mean the Seller and any of its affiliates which meet the definition of "single employer" for purposes of Section 3(37) of ERISA. Seller and Buyer agree to take all actions necessary or desirable to assure that no withdrawal liability arises with respect to each such Multiemployer Plan by reason of the transactions contemplated by this Agreement.

                  (m)      Employee Benefit Plans for Non-Represented
Employees.

                           (i) Seller shall retain all assets of, and liabilities under, the Seller Plans relating to non-represented employees, and no such Seller Plan or any assets or liabilities thereof shall be transferred to, or assumed by, Buyer. Buyer shall establish Employee Benefit Plans to cover the Hired Employees as of the Closing Date that are identical in all material respects to the Seller Plans that covered the Hired Employees immediately prior to the Closing Date; provided, however, that Buyer shall not be obligated under this Agreement to establish or maintain any Employee Welfare Benefit Plan for the benefit of the Hired Employees that provides post-retirement medical, dental or life insurance benefits. Buyer shall have no obligation to establish any "New Hire Plans" for any Hired Employee, or any provisions of Sellers Plans that specifically relate to "New Hires". For the purpose of the preceding sentence, "New Hire Plans" means plans for employees first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 of the Code on or after January 1, 1996, and "New Hires" means an employee first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 on or after January 1, 1996. Buyer's shall cause its Section 401(k) plan to accept a trust to trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in kind transfer of Navistar International Corporation stock) of Seller's Section 401(k) plan with respect to the Hired Employees, valued as of such date as Seller may reasonably determine. Buyer shall establish its
                  Section 401(k) plan timely and in a form meeting the qualification requirements of the Code and provide such evidence to Seller as Seller may reasonably request as to such qualification so as to permit Seller to transfer timely the assets and liabilities relating to the Hired Employees.

                           (ii) Buyer shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any Employee Benefit Plan or compensation arrangements maintained or sponsored by or contributed to by Buyer for each Hired Employee after the Closing Date.

                           (iii) Buyer shall apply toward any deductible requirements and out-of-pocket maximum limits under Buyer's Employee Welfare Benefit Plans any amounts paid (or accrued) by each Hired Employee under Seller's Plans that are Employee Welfare Benefit Plans during the current plan year.

                           (iv)     Seller and Seller's Plans shall be
                  responsible for expenses covered by Seller's medical plans; provided, however, that such expenses were incurred prior to the Closing Date. Buyer and Buyer's plans shall be responsible for expenses covered by Buyer's medical plans for all health and accident claims relating to the Hired
                  Employees (including, without limitation, claims arising out out of medical conditions existing at or prior to the Closing
                  Date) and all Incidents relating to the Hired Employees that occur or arise on or after the Closing Date. For purposes of the immediately preceding sentence, the term "Incidents" includes accident, death, disabilities, diseases and injuries. Seller and Buyer recognize that certain Hired Employees who become entitled to a pension benefit other than a deferred vested benefit under the Navistar International Transportation Corp. Retirement Plan for

                  Salaried Employees are eligible for post-retirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Seller pursuant to Shy v. Navistar.
                  Buyer will reimburse Seller for its cost of such coverage of each such Hired Employee on a pro rata basis based on the time of service with Buyer compared to the total time of service with Seller and Buyer. Other than the Shy post-retirement benefits for such Hired Employees, Buyer assumes all liability for the post retirement benefit liability arising from this transaction or the employment of any Hired Employee, and Seller will not assume any such liability or reimburse Buyer for any amount of such liability. Notwithstanding any other provision of this Agreement, Buyer will establish and maintain, or will maintain, any plan or plans necessary to satisfy such liability. In the event that Seller is liable for any amount for which Buyer is not also liable for any post-retirement benefit for any Hired Employee, Buyer will reimburse Seller for a pro rata portion of Seller's liability based on the time of the employee's service for Buyer compared to the total time of service with Seller and Buyer.

                           (v) Except as otherwise provided in Section 8(n)(x) below, Seller shall recognize solely for purposes of vesting under any qualified pension plan of accrued benefits under the Seller Plans the service of each Hired Employee with Buyer on and after the Closing Date.

                           (vi)  Buyer shall recognize for purposes of
                  participation, eligibility to commence receiving benefits (including early retirement, disability and other subsidized benefits), vesting and benefit accruals under its Employee Benefit Plans, the service of each Hired Employee with Seller or Seller's affiliates prior to the Closing Date and the service of each Hired Employee with all other prior employers to the extent such service is credited under the Seller Plans; provided, however, that Buyer will be permitted to offset the accrued benefits of each Hired Employee under each Employee Benefit Plan of Buyer that is an Employee Pension Benefit Plan by such Hired Employee's vested accrued benefits, if any, as of the Closing Date under each corresponding Seller Plan.

                           (vii) Seller shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any employee of Seller as of the Closing Date in accordance with applicable law with respect to any "qualifying event" occurring on or prior to the Closing Date, including any "qualifying event" resulting from the Closing hereunder. Buyer shall be responsible for satisfying obligations under
                  Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Hired Employee in accordance with applicable law with respect to any "qualifying event" which occurs after the Closing Date.

                           (viii) Seller shall be responsible for all salary accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet and, if applicable, 1996 bonus accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet (in an amount equal to the pro rata portion of such bonus allocable to the period prior to the Closing Date) with respect to the Hired Employees, and Buyer shall be responsible for the pro rata portion of such bonus allocable to the period on and after the Closing Date.

                           (ix) Seller shall pursuant to Article II of the
                  Navistar International Transportation Corp. Income Protection Plan (the "IPP") extend eligibility for pension grow-in to each Hired Employee to the extent such employee would be eligible for pension grow-in under the IPP if such employee were not hired by Buyer; provided that grow-in will not be provided unless the Hired Employee either (1) continue employment with Buyer until attaining retirement age under the Navistar International Transportation Corp. Retirement Plan for Salaried Employees, or (2) terminates employment with Buyer under circumstances that if the termination were from Seller rather than from Buyer the grow-in provisions of the IPP would apply to such termination. No other benefits under the IPP are being extended to any Hired Employee, and no benefits are being provided under this provision to any Hired Employee who would not otherwise be eligible for pension grow-in under the terms and conditions of the IPP.


                  (n)      Miscellaneous Employee Benefit Matters.

                           (i) Seller shall remain responsible for all workers' compensation claims of Hired Employees and IAM-represented employees hired by Buyer with respect to which all events giving rise to the claim in each case have occurred prior to the Closing Date without regard to the date on which such claims are actually reported; provided, however, that Buyer shall be responsible for all such claims accrued for and reflected on the Closing Date Balance Sheet. Buyer shall be responsible for all other workers' compensation claims of Hired Employees and IAM-represented employees hired by Buyer, including workers' compensation claims with respect to which some, but not all, events giving rise to the claim in each case have occurred prior to the Closing Date.

                           (ii) Buyer shall indemnify, defend and hold the Seller Entities harmless from and against any Losses (as defined in Section 10(a)) for severance liability suffered by any of the Seller Entities with respect to any Hired Employee or IAM-represented employee hired by Buyer, which employee is terminated by Buyer on or after the Closing Date.

                           (iii)     Seller and Buyer agree that the
                  responsibilities for payroll taxes with respect to the Hired Employees and IAM-represented employees hired by Buyer shall be assigned under the Alternative Procedure described in
                  Section 5 of Rev. Proc. 84-77.

                           (iv) Buyer represents that it does not currently contemplate a plant closing or mass lay-off of Hired Employees and/or IAM-represented employees hired by Buyer, or any terminations that, in the aggregate, would constitute, within one year following the Closing, a mass lay-off of Hired Employees and/or IAM-represented employees hired by Buyer. Buyer shall indemnify and defend the Seller Entities and hold each of them harmless from and against any Losses which may be incurred or suffered by any of them under the Worker Adjustment and Retraining Notification Act or any similar state law arising out of, or relating to, any actions taken by Buyer on or after the Closing Date.

                           (v) Effective as of the Closing Date, Buyer shall assume from Seller all liabilities and obligations with respect to all vacation earned but not taken as of the Closing Date by the Hired Employees and IAM-represented employees hired by Buyer.

                           (vi) Effective as of the Closing Date, Buyer shall terminate the SEP in accordance with applicable law.


                  (o) By-Laws of Buyer. Seller covenants and agrees that for the period from the Closing Date through the sixth anniversary thereof, it shall not vote in favor of or otherwise directly or indirectly support any amendment of the provisions of Buyer's By-Laws relating to the indemnification of officers and directors of Buyer which would have an adverse effect on present or former officers or directors of Buyer (except to the extent that withholding any such vote would be in contravention of any applicable law).

                  (p) No Authority To Bind. Buyer covenants and agrees that from and after the Closing Date, without the prior written consent of Seller, it will not hold itself out as an affiliate of

Seller or take any actions or omit to take any actions which would have the effect of creating or making binding any obligation on Seller.

                  (q) Records. Buyer and Seller agree that Seller may maintain copies of any books and records and other financial data (collectively, the "Records") that are included in the Assets and that are delivered to Buyer hereunder. Buyer agrees to maintain such Records for a period of not less than ten years from the Closing Date (plus any additional time during which a party has been advised that (A) there is an ongoing tax audit with respect to periods prior to the Closing Date, or (B) such period is otherwise open to assessment). During such period, Buyer agrees to give Seller and its representatives reasonable cooperation, access (including copies) and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Records delivered to Buyer hereunder, and Seller agrees to give Buyer and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the books and records and other financial data relating to the Plastics Business and retained by the Seller Entities, in each case as may be necessary for general business purposes, including the preparation of tax returns and financial statements, the management and handling of tax audits and reviewing the calculation (and preparing its own calculation) of the post-closing adjustments described in Section 1(g); provided that such cooperation, access and assistance does not unreasonably disrupt the normal operations of Buyer or any of the Seller Entities. Buyer shall not destroy or otherwise dispose of the Records for the period set forth in the immediately preceding sentence without the written consent of Seller.

                  (r)      Initial Board of Directors; Vacancies of Board.
From and after the Closing Date and until the first annual meeting of the stockholders of Buyer following the Closing Date, the Buyer's board of directors shall be comprised of two representatives to be designated by Seller (the "Seller Directors"); two representatives to be designated by members of Buyer's existing board of directors (the "Buyer Directors"); and one representative to be mutually satisfactory to Seller and Buyer (the "Independent Director"). With respect to vacancies on the initial board of directors of Buyer which exist at any time prior to the first annual meeting of the stockholders of Buyer following the Closing Date (which annual meeting shall be no sooner than 12 months following the Closing Date), the Buyer Directors shall have all requisite authority to act on behalf of Buyer as a special committee of the Board of Directors of Buyer to fill vacancies created by the resignation or removal of a Buyer Director and the Seller Director shall have all requisite authority to act on behalf of Buyer as a special committee of the Board of Directors of Buyer to fill vacancies created by the resignation or removal of a Seller Director.

                  (s) Ordinary Conduct of Buyer. From the Closing to the Outside Notice Date, Buyer will cause the Plastics Business to be conducted in the ordinary course consistent with past practice of Seller and will make all reasonable efforts consistent with past practices of Seller to preserve its relationship with its third party customers and suppliers in connection with the Plastics Business. From the Closing to the Outside Notice Date, Buyer will not do any of the following without the prior written consent of Seller:

                           (i) make any material change in the conduct of the Plastics Business;

                           (ii) sell, lease, license or otherwise dispose of, any interest in any of its assets, except for sales of inventory in the ordinary course of business consistent with past practice of Seller;

                           (iii) permit, allow or subject any of its assets or any part thereof to any Lien or suffer such to be imposed, except for Permitted Liens;

                           (iv) enter into any new, or amend or terminate any existing, Contracts or Buyer Contracts, other than in the ordinary course of business consistent with past practices;

                           (v) make any change in any method of accounting or accounting practice or policy currently used in the preparation by Seller of financial statements of the Plastics Business other than those required by generally accepted accounting principles;

                           (vi) issue any notes, bonds, capital stock or other securities of any kind except to Seller as expressly contemplated hereby;

                           (vii) borrow any amount or incur or become subject to any liabilities except in the ordinary course of business consistent with Seller's past practices;

                           (viii) declare or make any payment or distribution of cash or other property to its security holders with respect to its securities or purchase or redeem any shares of its securities; it being understood that "securities" includes options and rights to acquire securities;

                           (ix)     acquire any new assets, rights or
                  interests, other than cash;

                           (x) make capital expenditures or commitments therefor that aggregate in excess of $10,000;

                           (xi)     made any charitable contributions or
                  pledges;

                           (xii) hire any employees to perform services for Buyer or increase any compensation or other amounts payable to any employees;

                           (xiii) enter into any other material transaction or other transaction that is not in the ordinary course of business consistent with Seller's past practices; or

                           (xiv) enter into any agreement, whether in writing or otherwise, to do any of the foregoing.

                  9. Further Assurances. From time to time, as and when requested by any party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth in Section 8(a) and Section 8(b)), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                  10.      Indemnification.

                  (a) Indemnification by Seller. Seller shall indemnify Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i)any breach of (or in the event any third party alleges facts that if true would mean Seller has breached) any covenant of Seller contained in this Agreement or the other agreements and instruments contemplated hereby; (ii) any Excluded Liability and
(iii) any statements or information contained in the Definitive Proxy Statement/Prospectus relating to the Plastics Business or the Seller Entities requested by Buyer for inclusion in the Definitive Proxy Statement/Prospectus and supplied by Seller, provided Buyer presents such information in the Definitive Proxy Statement/Prospectus in conformity in form and substance with the information supplied by it to Seller.

                  (b) Indemnification by Buyer. Buyer shall indemnify each of Seller, its affiliates, officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean Buyer has breached) any covenant of Buyer contained in this Agreement or the other agreements and instruments contemplated hereby, (ii) any Assumed Liability (other than any Loss of Seller solely in its capacity as a shareholder of Buyer arising from any Assumed Liability described in Section 1(d)(iv)) and (iii) any discontinuance, suspension or modification of any Benefit Plans maintained by Buyer as contemplated by Section 3(b)(vii) hereof. Buyer shall also indemnify each of Seller, its affiliates, officers, directors, employees and agents against and hold them harmless from its Proportionate Share of any Loss suffered or incurred by Buyer or any of its subsidiaries from and after the Closing Date (including Losses suffered or incurred by Buyer to its present or former shareholders) (x) in respect of any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date or (y) arising in connection with any statements or information contained in the Definitive Proxy Statement/Prospectus (other than information relating to the Plastics Business or the Seller Entities requested by Buyer for inclusion in the Definitive Proxy Statement/Prospectus and supplied by Seller, provided Buyer presents such information in the Definitive Proxy Statement/Prospectus in conformity in form and substance with the information supplied to it by Seller); provided no indemnity will be made by Buyer in respect of (A) except as provided in clause (y) of this sentence, any acts, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date relating to this Agreement, the matters referred to in the Buyer Resolutions (other than the Ancillary Agreements) or any of the transactions contemplated hereby or thereby, (B) any Loss suffered or incurred by Buyer or any of its subsidiaries from and after the Closing Date that arises from a liability that is specifically listed (but only up to the amount listed) on Schedule 3(b)(xv) or
(C) any inability of Buyer to be able to use the NOLs described in Sections 6(k)(ii) (I) and 6(k)(ii)(J) after the Closing. For purposes hereof, at the time of any Loss, the "Proportionate Share" of each of Seller, its affiliates, officers, directors, employees and agents shall be the ratio, expressed as a percentage, of the total number of shares of the Common Stock owned by such Persons at the time of such Loss divided by the total number of shares of the Common Stock issued and outstanding at the time of such Loss.

                  (c) Exclusive Remedy. Except in connection with the exercise of remedies for breaches of Sections 5(a), 7(a), 8(e) and 22, and except as otherwise provided in Section 1(g), the Ancillary Documents or the Related Documents (as defined in the Buyer Note), each of Buyer and Seller acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the other agreements contemplated hereby (other than tort claims of, or causes of action arising from, fraudulent misrepresentation) shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each of Buyer and Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation) it may have against each other relating to the subject matter of this Agreement and the other agreements contemplated hereby arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, including without limitation, any cause of action for contribution or otherwise under the Comprehensive Environmental Response, Liability and Compensation Act, as amended, or any other federal, state, local or foreign law giving rise to liability for disposal or release of hazardous substances. Buyer further acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in this Agreement (which expire at the Closing), there are no representations or warranties of any of the Seller Entities or their representatives or any other Person either express or implied with respect to the Plastics Business, the Assets, the Real Property or the Assumed Liabilities and (ii) it shall have no claim or right to indemnification with respect to any information, documents or materials furnished by the Seller Entities or their representatives or any other Person or any of their officers, directors, employees, agents or advisors, including the Information Memorandum and any information, documents or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement. Nothing contained herein shall be deemed to limit or otherwise impair the ability of Seller to exercise its rights and remedies (x) as a stockholder of Buyer from and after the Closing Date, including, without limitation, the right to bring claims and causes of action against Buyer for matters arising or accruing after the Closing Date and
(y) pursuant to Section 1(g).

                  (d)      Losses Net of Insurance and Tax Benefit.

                  (i)      The amount of any and all Losses under this
         Section 10 shall be determined net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes.

                  (ii)     If an indemnification obligation under this
         Section 10 arises in respect of any adjustment which results in any Tax benefit to Buyer or Seller (the "Benefitted Party"), any successor thereto or any affiliate thereof for any taxable period (or portion thereof) beginning and ending after the Closing Date which would not, but for such adjustment, be available, the Benefitted Party shall pay, or shall cause to be paid, to the party making such indemnification payment an amount equal to the actual Tax saving produced by such Tax benefit at the time such Tax saving is realized by the Benefitted Party, any successor thereto or any affiliate thereof. The amount of any such Tax saving for any taxable period shall be the amount of the reduction in Taxes payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period as compared to the Taxes that would have been payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period in the absence of such Tax benefit.

                  (e) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, pursuant to Sections 10(a) and 10(b), shall terminate on the sixth anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, prior to the sixth anniversary of the Closing Date, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the indemnifying party.

                  (f)      Procedures Relating to Indemnification.

                  (i) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement with respect to any matter (including any matter in respect of, arising out of or involving a claim or demand made by any Person, firm, governmental authority or corporation against the indemnified party (a "Claim")), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Claim as promptly as reasonably possible after receipt by such indemnified party of notice of the Claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim.

                  (ii) Upon receipt by either Buyer or Seller of notice that it bears responsibility for any matter under this Section 10, or with respect to any matter for which either party affirmatively undertakes responsibility hereunder, and assuming that the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, such party (the "Responsible Party") shall have the authority, at its option, to undertake control over all aspects and settlements of such matter, including without limitation, negotiations and settlements with interested government agencies and third parties. The Responsible Party shall keep the other party apprised of major developments relating to such matter and shall, subject to applicable legal privileges, make all reports, filings, and other documents relating to such matter available for inspection by the other party upon request. So long as the Responsible Party is managing the defense of the Claim in accordance with this Section 10(f)(ii), the indemnified party may retain separate co-counsel or other representatives at its sole cost and expense and participate in the management of the Claim. The parties agree to reasonably cooperate with one another in connection with any matter addressed hereunder, including without limitation allowing one another reasonable access to relevant personnel, records, and facilities. In the course of addressing any such matter, the Responsible Party and its representatives shall make best efforts to prevent any unreasonable interference with day-to-day operations at the Real Property on and after the Closing. In the event the Responsible Party declines to undertake control over a Claim or does not have the authority to undertake such Claim in accordance with this
         Section 10(f)(ii),(a) the indemnified party may manage the Claim in any manner it reasonably may deem appropriate, with consent from the Responsible Party, which consent will not be unreasonably withheld,
         (b) the indemnifying parties will reimburse the indemnified party as and when incurred for the costs of defending against or otherwise managing the Claim (including reasonable attorneys' fees and expenses), and (c) the indemnifying parties will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 10(f)(ii).

                  (g) Offset. In the event that Buyer shall be entitled to indemnification under Section 10(a), the amount of any Losses, at Seller's option, shall be reimbursed by, first, forgiving interest accrued to the date on which Buyer and Seller agree Buyer is entitled to indemnification or as of the date of determination of the amount to which Buyer is entitled pursuant to
Section 30 (to the extent theretofor unpaid) plus future interest payments when and as the same become due under the Buyer Note and, second, by forgiving principal payments on the Buyer Note as the same become due, in each case in an amount equal to the total amount of such Losses.

                  11. Assignment. This Agreement shall be binding upon the respective parties and their respective successors and assigns; provided, however, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by Buyer (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer) without the prior written consent of Seller and any purported assignment without such consent shall be void and without effect.

                  12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their permitted assigns and nothing herein express or implied (including Sections 8(k), 8(l), 8(m), 8(n) and 10) shall give or be construed to give to any Person, other than the parties hereto, and such permitted assigns, any legal or equitable rights hereunder and, in the case of Section 8(o) only, the present or former officers or directors of Buyer, who are the intended beneficiaries of Section 8(o).

                  13. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                    (i)    by the mutual written consent of Seller and Buyer;

                   (ii) by Seller if (x) at any time after October 31, 1996 any of the conditions set forth in Section 3(b) shall have become incapable of fulfillment, and shall not have been waived by Seller,
         (y) Seller has delivered to Buyer on or prior to September 15, 1996 a notice that it is terminating this Agreement because it is not completely satisfied in all respects with its business, legal, environmental and accounting due diligence review and investigation of Buyer or (z) Buyer shall not have delivered to Seller by September 30, 1996 copies of the Buyer Resolutions that are in form and substance reasonably satisfactory to Seller;

                  (iii) by Buyer if (x) at any time after October 31, 1996 any of the conditions set forth in Section 3(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer, (y) Buyer has delivered to Seller on or prior to September 15, 1996 a notice that it is terminating this Agreement because it is not completely satisfied in all respects with its business, legal, environmental and accounting due diligence review and investigating of the Plastics Business or (z) Seller shall not have delivered to Buyer by September 30, 1996 copies of the Seller Resolutions that are in form and substance reasonably satisfactory to Buyer;

                   (iv) by Seller or Buyer if the Closing does not occur on or prior to December 31, 1996; provided, however, that the party seeking termination pursuant to clause (ii) or (iii) above (other than clause (ii)(y) or (iii)(y) above) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach has resulted in the failure of a condition in
         Section 3(a) or 3(b), as applicable.

                    (b) In the event of termination by Seller or Buyer pursuant to this Section 13, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                    (i) Buyer shall return all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

                   (ii) all confidential information received by Buyer with respect to the Assets, the Assumed Liabilities and the Plastics Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 7(a) relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 8(e) relating to publicity, (iii) Section 5(a) relating to indemnification in connection with the matters contemplated thereby, (iv) Section 15 relating to certain expenses, (v) Section 22 relating to finder's fees and broker's fees and (vi) this Section 13. Nothing in this Section 13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

                  14. Survival of Representations. The representations and warranties in this Agreement and in any Schedules delivered in connection herewith shall expire at, and not survive, the Closing.

                  15. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement or in any other agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided that all costs and expenses incurred by Seller in connection with the preparation and delivery to Buyer of audited financial statements of the Plastics Business prior to the Closing Date shall be shared equally by Buyer and Seller.

                  16. Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon Seller only if set forth in a writing executed by Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

                  17. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to Buyer,

                           Chief Executive Officer
                           Rymac Mortgage Investment Corporation
                           Penn Center West II
                           Suite 311
                           Pittsburgh, PA  15276
                           Attention:  Chief Executive Officer
                           Facsimile:  (412)788-3691

                           with a copy to:

                           Brown & Wood
                           One World Trade Center
                           New York, New York  10048
                           Attention:  Edward J. Fine, Esq.
                           Facsimile No:  (212) 839-5599

             (ii) if to Seller,

                           Navistar International
                           455 North City Front Plaza Drive
                           Chicago, Illinois 60611
                           Attn: Vice President/Treasurer
                           Facsimile No.: (312)836-2573
                           with a copy to:

                           Navistar International
                           455 North City Front Plaza Drive
                           Chicago, Illinois 60611
                           Attn: General Counsel
                           Facsimile No.: (312)836-3982

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attn: Michael H. Kerr, P.C.
                           Facsimile No.: (312) 861-2000

                  18. Interpretation. The headings and captions contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The use of the word "or" shall not be exclusive.

                  19. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, both Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

                  20. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same instrument, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  21. Entire Agreement. This Agreement and the other agreements referred to herein (including the Confidentiality Agreement) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

                  22. Brokerage. Buyer has not used a broker or finder in connection with the transactions contemplated by this Agreement, and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this

Agreement based on any arrangement or agreement by or on behalf of Buyer, other than with Hellmold Associates, Inc. and Nomura Securities International, Inc., for which Buyer is solely responsible. Seller has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby, except pursuant to an arrangement with Hellmold Associates, Inc., for which Seller is solely responsible. Notwithstanding anything to the contrary in Section 10, Buyer shall indemnify and hold Seller harmless for any breach of its representation in this Section 22, and Seller shall indemnify and hold Buyer harmless for any breach of its representation in this Section 22.

                  23. Disclaimer Regarding Estimates and Projections. In connection with Buyer's investigation of the Plastics Business, Buyer has received from or on behalf of Seller certain projections, including projecting set forth in the Information Memorandum. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates and projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Buyer shall have no claim against the Seller Entities with respect thereto (other than for fraudulent misrepresentation). Accordingly, Seller makes no representation or warranty with respect to such estimates and projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates and projections and forecasts). In addition, except for the representations and warranties set forth in this Agreement which expire at the Closing, Seller makes no representation or warranty with respect to information relating to historical income from operations set forth in the Information Memorandum, in any "data room," in connection with any management presentation, or otherwise, and Buyer acknowledges and agrees that it is not relying on such information in any manner whatsoever.

                  24. Schedules. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Assets, the Plastics Business, Seller or Buyer, as applicable. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Prior to the Closing, each party shall have the right, without the prior consent of the other party, to supplement, modify or update the Schedules hereto, but only in order to reflect changes in the information set forth in the Schedules that have arisen in the ordinary course of its business prior to the Closing, and such supplements, modifications or updates shall be given effect and shall be deemed to have modified the applicable representations and warranties for purposes of Section 3; provided that, notwithstanding anything contained herein to the contrary, no supplement, modification or update of
Schedule 6(m) or a material supplement, modification or update of Schedule 3(b)(xv) may be made by Buyer or given any effect, without the prior written consent of Seller.

                  25.      Reserved.

                  26. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  27. Bulk Transfer Laws. Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Assets.

                  28. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  29. Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                  30.      Dispute Resolution.

                  (a)      Negotiation.  Except as otherwise provided in
Section 1(g), in the event of any dispute or disagreement between Seller and Buyer as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties (the "Representatives") for decision, it being understood that representatives of Buyer shall be the individuals listed on Schedule 30, whom shall have all requisite authority to unanimously act on behalf of Buyer as a special committee of the Board of Directors of Buyer, including the authority to initiate proceedings on behalf of Buyer solely with respect to claims against any Seller Entity under this Agreement. The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of Buyer and Seller shall be free to exercise the remedies available to it under Section 30(b).

                  (b) Arbitration. Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby (other than the Supply Agreement or the Registration Rights Agreements) or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to Section 30(a) shall (except as otherwise provided by Section 1(g)) be settled exclusively by arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with its then prevailing Rules for Non-Administered Arbitration of Plastics Business Disputes (except as otherwise provided herein), by three independent and impartial arbitrators, one of whom shall be appointed by Seller and one of whom shall be appointed by Buyer. Notwithstanding anything to the contrary provided in Section 28 hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 et seq. The fees and expenses of the Institute and the arbitrators shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at the Applicable Rate to the prevailing party. No pre-arbitration discovery shall be permitted, except that the arbitrators shall have the power in their sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrators shall render their award within 90 days of the conclusion of the arbitration hearing. Notwithstanding anything to the contrary provided in this Section 30(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrators shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.


                      *       *        *        *        *

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                        NAVISTAR INTERNATIONAL
                                        TRANSPORTATION CORP.


                                        By: /s/ T. M. HOUGH
                                           ------------------------
                                           Name:  T. M. Hough
                                           Title: Vice President
                                                  and Treasurer

                                        RYMAC MORTGAGE INVESTMENT
                                        CORPORATION


                                        By: /s/ RICHARD R. CONTE
                                           ------------------------
                                           Name:  Richard R. Conte
                                           Title: Chief Executive Officer


                                     - 57 -